ASSET PURCHASE AGREEMENT

                           DATED AS OF APRIL 29, 1999

                        BETWEEN ITHACA INDUSTRIES, INC.,
                                    AS SELLER

                                       AND

                              GLENDALE GROUP, LTD.,
                                    AS BUYER
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                                TABLE OF CONTENTS

                                                                          Page

1.   Transfer of Assets and Liabilities......................................1
     1.1    Assets to be Sold................................................1
     1.2    Siler City Assets................................................2
     1.3    Wilkesboro Assets................................................2
     1.4    General Assets...................................................2
     1.5    Excluded Assets..................................................3
     1.6    Liabilities to be Assumed........................................3
     1.7    Liabilities Not Assumed..........................................4

2.   The Closing.............................................................5
     2.1    Closing; Closing Date............................................5

3.   Consideration and Payment...............................................5
     3.1    Payment on the Closing Date......................................5
     3.2    Closing Tangible Net Worth.......................................6
     3.3    Allocation.......................................................7

4.   General Representations and Warranties of the Seller....................7
     4.1    Due Incorporation and Qualification..............................7
     4.2    Authority to Execute and Perform Agreements......................8
     4.3    Non-contravention................................................8
     4.4    Financial Statements.............................................8
     4.5    Litigation.......................................................9
     4.6    Employees........................................................9
     4.7    Employee Benefit Plans..........................................10
     4.8    Insurance.......................................................11
     4.9    Operation of the Business.......................................12
     4.10   Real Property...................................................13
     4.10.1 Condemnation....................................................13
     4.10.2 Casualty........................................................13
     4.10.3 Real Property Taxes.............................................13
     4.10.4 Survey..........................................................14
     4.10.5 Mechanics and Other Liens.......................................14
     4.10.6 Loan Documents..................................................14
     4.11   Accounts Receivable.............................................14
     4.12   Inventory.......................................................15
     4.13   Accounts Payable................................................15
     4.14   Tangible Property...............................................15
     4.15   Intangible Property.............................................15
     4.16   Agreements......................................................17
     4.17   Suppliers and Customers.........................................18
     4.18   No Material Adverse Change......................................18

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     4.19   Full Disclosure.................................................18
     4.20   No Broker.......................................................19

5.   Representations and Warranties of the Seller Concerning the Siler City
     Business...............................................................19
     5.1    Tax Matters.....................................................19
     5.2    Compliance with Laws............................................19
     5.3    Real Estate.....................................................20
     5.3.1  Ownership of Premises...........................................20
     5.3.2  Leased Properties...............................................20
     5.3.3  Entire Premises.................................................21
     5.3.4  Space Leases....................................................21
     5.3.5  No Options......................................................21
     5.3.6  Condition and Operation of Improvements.........................21
     5.3.7  Real Property Laws..............................................22
     5.4    Ownership and Adequacy of Assets................................22
     5.5    Environmental Matters...........................................22

6.   Representations and Warranties of the Seller Concerning the Wilkesboro
     Business...............................................................24
     6.1    Tax Matters.....................................................24
     6.2    Compliance with Laws............................................24
     6.3    Real Estate.....................................................25
     6.3.1  Ownership of Premises...........................................25
     6.3.2  Leased Properties...............................................25
     6.3.3  Entire Premises.................................................25
     6.3.4  Space Leases....................................................26
     6.3.5  No Options......................................................26
     6.3.6  Condition and Operation of Improvements.........................26
     6.3.7  Real Property Laws..............................................27
     6.4    Ownership and Adequacy of Assets................................27
     6.5    Environmental Matters...........................................27

7.   Representations and Warranties of the Buyer............................29
     7.1    Due Incorporation and Qualification.............................29
     7.2    Authority to Execute and Perform Agreements.....................29
     7.3    Non-contravention...............................................29
     7.4    No Broker.......................................................29
     7.5    Financing.......................................................29

8.   Covenants and Agreements...............................................30
     8.1    Conduct of Business.............................................30
     8.2    Insurance.......................................................30
     8.3    Preservation of Business........................................30
     8.4    Litigation......................................................30
     8.5    Continued Effectiveness of Representations and Warranties of the
            Seller..........................................................30
     8.6    Corporate Examinations and Investigation........................30
     8.7    Other Transactions..............................................31
     8.8    Third Party Consents............................................32

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     8.9    Environmental Transfer, Laws....................................32
     8.10   Title Report and Survey.........................................32
     8.11   Employment Status...............................................32
     8.12   Replacement of Letters of Credit................................33
     8.13   Y2K Compliance..................................................33

9.   Conditions Precedent to the Obligations of the Buyer...................33
     9.1    Representations and Covenants of the Seller.....................33
     9.2    Governmental Permits and Approvals..............................33
     9.3    Consents........................................................34
     9.4    No Material Adverse Change......................................34
     9.5    Litigation......................................................34
     9.6    Opinion of Counsel to the Seller................................34
     9.7    Additional Closing Documents of the Seller......................34
     9.8    Title Insurance.................................................35
     9.9    Survey..........................................................35
     9.10   Estoppel Certificates...........................................35
     9.11   Environmental Audit.............................................36
     9.12   Existing Liens..................................................37
     9.13   Completion of Financing.........................................37

10.  Conditions Precedent to the Obligation of the Seller...................37
     10.1   Representations and Covenants of the Buyer......................37
     10.2   Governmental Permits and Approvals..............................37
     10.3   Litigation......................................................37
     10.4   Opinion of Counsel to the Buyer.................................37
     10.5   Consent of the Lenders Under the Bank Credit Agreement..........37
     10.6   Additional Closing Documents of the Buyer.......................37
     10.7   Receipt of Replacement Letters of Credit........................38

11.  Post-Closing Covenants and Agreements..................................38
     11.1   Audit of Business...............................................38
     11.2   Expenses of Sale................................................38
     11.3   Indemnification of Brokerage....................................38
     11.4   Bulk Sales Laws.................................................38
     11.5   Collection of Receivables.......................................39
     11.6   Mail ...........................................................39
     11.7   True-Up of Bonus Plan Obligation................................39
     11.8   Further Assurances..............................................39
     11.9   Transitional Agreements.........................................39
     11.10  Non-Competition Covenant of the Seller..........................40
     11.11  Corporate Records Retained by the Seller........................41
     11.12  Business Records Acquired by the Buyer..........................41
     11.13  Transition of Life Insurance Benefits...........................41
     11.14  Confidentiality.................................................41

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12.  Survival of Representations and Warranties of the Seller...............42

13.  Indemnification........................................................43
     13.1   Obligation of the Seller to Indemnify...........................43
     13.2   Obligation of the Buyer to Indemnify............................43
     13.3   Notice to Indemnifying Party....................................44

14.  Indemnification by the Seller for Environmental Actions and Environmental
     Compliance Costs.......................................................44
     14.1   Obligation of the Seller to Indemnify...........................44
     14.2   Procedure for Indemnification for Environmental Liabilities.....45

15.  Limitation on Indemnification..........................................46

16.  Termination of Agreement...............................................47

17.  Miscellaneous
     17.1   Certain Definitions.............................................48
     17.2   Publicity.......................................................50
     17.3   Notices.........................................................50
     17.4   Entire Agreement................................................51
     17.5   Waivers and Amendments..........................................51
     17.6   Governing Law...................................................52
     17.7   Binding Effect; No Assignment...................................52
     17.8   Variations in Pronouns..........................................52
     17.9   Counterparts....................................................52
     17.10  Exhibits and Schedules..........................................52
     17.11  Headings........................................................52
     17.12  No Third Party Rights...........................................53
     17.13  Specific Performance............................................53

Schedules
---------
Schedule 1.3 (Siler City Capitalized Equipment)
Schedule 1.2 (Wilkesboro Capitalized Equipment)
Schedule 1.5 (Excluded Assets)
Schedule 4.1 (Jurisdiction)
Schedule 4.3 (Non-Contravention)
Schedule 4.5 (Litigation)
Schedule 4.6 (Employees)
Schedule 4.7.1 (Employee Benefit Plans)
Schedule 4.7.3 (Administration of Employee Benefit Plan)
Schedule 4.7.5 (Welfare Plan)
Schedule 4.8 (Insurance)
Schedule 4.9 (Operation of the Business)
Schedule 4.10.3 (Real Property Taxes)
Schedule 4.10.6 (Loan Documents)

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Schedule 4.15 (Intangible Property)
Schedule 4.16 (Assumed Agreements)
Schedule 4.17 (Suppliers and Customers)
Schedule 5.2 (Siler City-Compliance with Laws)
Schedule 5.3.1(a) (Siler City-Ownership of Premises)
Schedule 5.3.1(b) (Siler City-Title Defects)
Schedule 5.3.2(a) (Siler City-Leased Properties)
Schedule 5.3.2(b) (Siler City-Title Defects)
Schedule 5.3.4 (Siler City-Space Leases)
Schedule 5.3.5 (Siler City-Options)
Schedule 5.4 (Siler City-Permitted Liens)
Schedule 5.5 (Siler City-Environmental Matters)
Schedule 5.5(b) (Siler City-Environmental Permits)
Schedule 5.5(i) (Siler City-Hazardous Substance Location)
Schedule 6.2 (Wilkesboro-Compliance with Laws)
Schedule 6.3.1(a) (Wilkesboro-Ownership of Premises)
Schedule 6.3.1(b) (Wilkesboro-Title Defects)
Schedule 6.3.2(a) (Wilkesboro-Leased Properties)
Schedule 6.3.2(b) (Wilkesboro-Title Defects)
Schedule 6.3.4 (Wilkesboro-Space Leases)
Schedule 6.3.5 (Wilkesboro-Options)
Schedule 6.4 (Wilkesboro-Permitted Liens)
Schedule 6.5 (Wilkesboro-Environmental Matters)
Schedule 6.5(b) (Wilkesboro-Environmental Permits)
Schedule 6.5(i) (Wilkesboro-Hazardous Substance Location)
Schedule 8.12 (Letters of Credit)

Exhibits
--------
Exhibit A (Projected Balance Sheet)
Exhibit B (Wilkesboro Lease)
Exhibit C (Opinion of PW)
Exhibit D (Bill of Sale and Assignment)
Exhibit E (Trademark Assignment)
Exhibit F (Patent Assignment)
Exhibit G (Real Property Lease Assignment & Assumption Agreement)
Exhibit H (Opinion of KC)
Exhibit I (Assumption of Liabilities)
Exhibit J-1 (Assumption of Slagle Employment Agreement)
Exhibit J-2 (Assumption of Floyd Employment Agreement
Exhibit J-3 (Assumption of Wiley L. Brown Employment Agreement)

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                            ASSET PURCHASE AGREEMENT
                            ------------------------

         ASSET PURCHASE AGREEMENT, dated as of April 29, 1999 (this "AGREEMENT"), by and among Glendale Group, Ltd., a North Carolina corporation (the "BUYER"), and Ithaca Industries, Inc., a Delaware corporation (the "SELLER").

                              W I T N E S S E T H:

         WHEREAS, the Seller owns and leases certain assets at its Siler City and Liberty operations which are used for the purpose of engaging in the business of manufacturing, marketing and distributing women's hosiery (the "SILER CITY BUSINESS");

         WHEREAS, the Seller owns and leases certain assets at its Wilkesboro operations which are used for the purpose of engaging in the business of manufacturing, marketing and distributing women's hosiery (the "WILKESBORO BUSINESS");

         WHEREAS, the Siler City Business and the Wilkesboro Business, and all contracts, rights, intangible assets, liabilities and obligations related thereto are hereinafter referred to as the "BUSINESS";

         WHEREAS, the Buyer wishes to purchase and acquire from the Seller and the Seller wishes to sell, assign and transfer to the Buyer, all of the Assets (as defined in Section 1.1) and the Business for the Purchase Price (as defined in Section 3) and the assumption by the Buyer of the Assumed Liabilities (as defined in Section 1.6) and upon the terms and subject to the conditions hereinafter set forth; and

         WHEREAS, the Seller has determined that it is in the best interest of the Seller and its shareholders that the Seller sell the Assets and the Business to the Buyer, in consideration of the payment of the Purchase Price and the assumption of the Assumed Liabilities, all upon the terms and conditions and subject to the provisions of this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties made herein, and other mutual benefits to be derived hereby, the parties hereto agree as follows:

         1.       TRANSFER OF ASSETS AND LIABILITIES.

                  1.1 ASSETS TO BE SOLD. Subject to the terms and conditions of this Agreement and in consideration of the payment of the Purchase Price and assumption of the Assumed Liabilities, at the Closing (as defined in Section 2.1, the Seller shall sell, assign, transfer and convey to the Buyer, free and clear of all Liens (as defined in Section 17.1 (k)) except Liens securing Assumed Liabilities, all the assets, properties and rights of the Seller of every type and description relating to the Business, whether currently idle or in use, real, personal or mixed, tangible or intangible, choate or inchoate, known or unknown, fixed or unfixed, accrued, absolute, contingent or otherwise, wherever located and whether or not reflected on the books and records of the Seller or specifically referred to in this Agreement, except Excluded Assets (as defined in Section 1.5) (all of such assets, properties and rights, collectively, the "ASSETS"), including, without limitation, all of the Seller's right, title and interest in and to the Siler City Assets (as defined in Section 1.2), the Wilkesboro Assets (as defined in Section 1.3) and the General Assets (as defined in Section 1.4).

                  1.2 SILER CITY ASSETS. The Siler City Assets shall include all the assets used in connection with the Siler City Business, including, without limitation, all Siler City Owned Real Property (as defined in Section 5.3.1) and Siler City Leased Real Property (as defined in Section 5.3.2) and all machinery, equipment (excluding equipment on loan from vendors), fixtures, furniture and other personalty located therein or thereon or attached thereto, including without limitation all equipment as capitalized on the Seller's books and records set forth on Schedule 1.2 (the "SILER CITY OPERATING ASSETS").

                  1.3 WILKESBORO ASSETS. The Wilkesboro Assets shall include all the assets used in connection with the Wilkesboro Business, including, without limitation, all Wilkesboro Owned Real Property (as defined in Section 6.3.1) and Wilkesboro Leased Real Property (as defined in Section 6.3.2) and all machinery, equipment (excluding equipment on loan from vendors), fixtures, furniture and other personalty located therein or thereon or attached thereto, including without limitation all equipment as capitalized on the Seller's books and records set forth on Schedule 1.3 (the "WILKESBORO OPERATING ASSETS").

                  1.4 GENERAL ASSETS. The General Assets shall include all the assets (other than the Siler City Assets and the Wilkesboro Assets) used in connection with the Business, including, without limitation, the following:

                           (a) all intangible assets, interests and rights
related to the Siler City Operating Assets, the Wilkesboro Operating Assets or the Business, including, without limitation, all names, trade names, trademarks, service marks, patents, copyrights (including applications for, rights to acquire and other rights with respect to any of the foregoing), Trade Secrets (as defined in Section 4.15.2), and other intellectual property held or used by the Seller in connection with the Business, including, without limitation, the intellectual property and computer software set forth on Schedule 4.15, all advertising, sales and promotional materials, catalogues, price lists, mailing lists, lists of customers, lists of suppliers, distribution lists, production data, licenses, technology, know-how, franchises, Siler City Permits (as defined in Section 5.2), Wilkesboro Permits (as defined in Section 6.2), authorizations, procedures and documentation;

                           (b) those contracts and agreements of the Seller set
forth on Schedule 4.16, all Real Property Leases (as defined in Section 6.3.2) and all Space Leases (as defined in Section 6.3.4);

                           (c) all of the books, records and files of the Seller
or pertaining to the Business, including, without limitation, all computerized records and other computerized

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storage media and all software and user manuals and documentation relating thereto;

                           (d) all accounts receivable, motor vehicles,
inventories of raw materials, work in process, finished products, irregular goods, goods and parts, office and other supplies, rights under open orders for the purchase or sale of assets, customer orders, prepayments of every kind, security deposits and other deposits of every kind, in each case used in or related to the Business, and all insurance proceeds relating to any of the Assets;

                           (e) the goodwill of the Seller relating to the
Business;

                           (f) all of the other assets, tangible and intangible,
of the Business listed or reflected on the Projected Balance Sheet (as defined in Section 3.1); and

                           (g) all assets used in or relating to the Business.

                  1.5 EXCLUDED ASSETS. The Seller will retain and not transfer, and the Buyer will not purchase or acquire, (i) the closed Clinton hosiery facility or any equipment located at the Clinton hosiery facility, (ii) office furniture, furnishings and equipment relating to the portion of the Wilkesboro facility to be leased by the Seller from the Buyer pursuant to Section 3.1(d) below, (iii) the other assets listed on Schedule 1.5, and (iv) all corporate records, including but not limited to the Seller's corporate minute books, and tax records of the Seller, except for records, including but not limited to personnel records, pertaining to the Business (the "BUSINESS RECORDS"), which the Buyer will purchase and acquire (collectively, the "EXCLUDED ASSETS").

                  1.6 LIABILITIES TO BE ASSUMED. Effective as of the Closing, the Buyer shall, without any further responsibility or liability of or recourse to the Seller or its shareholders, directors, officers, employees, agents, consultants, representatives, successors, transferees or assignees, absolutely and irrevocably assume and be solely liable and responsible for the following liabilities and obligations of the Seller, but in all events excluding the Excluded Liabilities (as defined in Section 1.7), to the extent existing on the Closing Date (the "ASSUMED LIABILITIES"):

                           (a) all liabilities and obligations of the Seller
arising from and after the Closing Date under that certain Subordinated Promissory Note dated March 24, 1998, from the Seller, as maker, to Glendale Hosiery Company ("GLENDALE"), as payee, and in principal amount of $736,000 (the "PROMISSORY NOTE"). The Buyer shall deliver to the Seller a consent from Glendale to the assumption by the Buyer of the Promissory Note which consent shall also discharge the Seller from any further liabilities under the Promissory Note;

                           (b) all liabilities and obligations up to $100,000 of
the Seller to Glendale arising from and after the Closing Date pursuant to
Section 3.1(d) of the Asset Purchase Agreement dated as of March 13, 1998 by and between the Seller and Glendale (the "SECTION 3.1(D) OBLIGATION"). The Buyer shall deliver to the Seller a consent from Glendale to the assumption by the Buyer of the 3.1(d) Obligation which consent shall also discharge

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

the Seller from any further liabilities under the Section 3.1(d) Obligation;

                           (c) all liabilities and obligations of the Seller
arising from and after the Closing Date under the Ithaca Industries, Inc. Hosiery Division Incentive Bonus Plan (the "BONUS PLAN");

                           (d) all trade payables and accrued expenses of the
Seller related to the Business, as reflected on the Projected Balance Sheet;

                           (e) all obligations and liabilities of the Seller
arising from and after the Closing Date under the contracts and agreements of the Seller set forth on Schedule 4.16, all Real Property Leases and Space Leases and all liabilities and unperformed and unfulfilled obligations relating to all purchase orders and sale orders that are assigned to the Buyer pursuant to
Section 1.4(d) hereof; and

                           (f) all health and hospitalization claims, and all
workers compensation claims with respect to Transferred Employees for costs (doctor visits, hospitalization) actually incurred by the Employee after the Closing Date, and all payroll and associated costs after the Closing Date.

                  1.7 LIABILITIES NOT ASSUMED. Anything in this Agreement to the contrary notwithstanding, the Buyer shall not assume or in any way be liable or responsible for, and the Seller shall be responsible for the payment, performance and discharge of, any liabilities or obligations of the Seller except as specifically provided in Section 1.6. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary in Section 1.6, the Buyer shall not assume, the Assumed Liabilities shall not include, and the Seller shall retain and indemnify the Buyer against, pursuant to Section 12, the following (collectively, the "EXCLUDED LIABILITIES"):

                           (a) all liabilities, obligations and expenses
relating to the Excluded Assets;

                           (b) all liabilities, obligations and expenses of any
kind in excess of that amount properly accrued on the Closing Balance Sheet;

                           (c) any Taxes (as defined in Section 5.1) payable by
Seller in accordance with Section 11.2;

                           (d) defaults by the Seller under any contracts or
other agreements (including, without limitation, Real Property Leases) (i) occurring on or before the Closing Date or (ii) caused by or arising out of the execution or performance of this Agreement or the consummation of the transactions contemplated hereby;

                           (e) all liabilities, obligations and expenses of any
kind or nature relating to Environmental Actions (as defined in Section 17.1(f)) attributable to the ownership

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

or operation of the Business or the Assets by the Seller on or prior to the Closing Date or to events that have occurred, or conditions that existed, on or prior to the Closing Date;

                           (f) all claims, liabilities and obligations, known or
unknown, whether absolute, contingent or otherwise, the existence of which is a breach of any representation, warranty, covenant or agreement of the Seller set forth in this Agreement;

                           (g) all accrued interest on the Promissory Note as of
the Closing Date;

                           (h) all obligations of the Seller pursuant to the
Section 3.1(d) Obligation in excess of $100,000;

                           (i) all health and hospitalization claims, and
workers compensation claims for costs (doctor visits, hospitalization) actually incurred by the Employee prior to and including the Closing Date and all payroll and associated costs through the Closing Date; and

                           (j) all other liabilities, obligations and expenses
of any nature whatsoever, known or unknown, whether absolute, contingent or otherwise, not expressly assumed by the Buyer pursuant to Section 1.6.

         2.       THE CLOSING.

                  2.1 CLOSING; CLOSING DATE. The closing of the sale and purchase of the Assets contemplated hereby (the "CLOSING") shall take place at the offices of Kennedy Covington Lobdell & Hickman, 100 North Tryon Street, Charlotte, North Carolina at 10:00 a.m. local time on the business day next following the day upon which all of the conditions to the Closing set forth in Sections 9 and 10 have been satisfied or waived by the party entitled to waive the same, but in no event later than April 30, 1999 or at such other place or such other time or date as the parties may mutually agree in writing. The time and date upon which the Closing occurs is referred to herein as the "CLOSING DATE."

         3.       CONSIDERATION AND PAYMENT.

                  Subject to the terms and conditions of this Agreement, in reliance upon the representations, warranties and agreements of the Seller contained herein, and in consideration of the sale, assignment, transfer and delivery of the Assets referred to in Section 1, the Buyer agrees to make the payments provided for in Section 3.1 (the "PURCHASE PRICE"):

                  3.1 PAYMENT ON THE CLOSING DATE.

                           (a) At the Closing the Buyer will pay or cause to be
paid, in cash, by wire transfer of immediately available funds, an amount equal to (i) 95% of the "Estimated Tangible Net Worth" of the Business, as reflected on the projected balance sheet

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

as of April 30, 1999 attached hereto as Exhibit A or as updated by the Seller prior to the Closing (the "PROJECTED BALANCE SHEET"), plus (ii) $500,000, and less (iii) the agreed value ($500,000) of the Seller's common stock referred to in Section 3.1(b) below.

                           (b) At the Closing, the Buyer shall deliver a
certificate representing 400,000 shares of the Seller's common stock, par value $.01 per share, duly endorsed for transfer to the Seller.

                           (c) At the Closing the Buyer shall deliver to the
Seller evidence reasonably satisfactory to the Seller that all persons entitled to participate in the Bonus Plan have consented and agreed to the Buyer's assumption of all payment obligations under that Plan and have released the Seller from any and all liability thereunder.

                           (d) At the Closing the Buyer and the Seller will
enter into a lease, in substantially the form of Exhibit B attached hereto, for the approximately 35,000 square feet of office space at the Seller's Wilkesboro facility and for an appropriate number of parking spaces, which provides that the initial four years of occupancy will be rent free to the Seller.

                  3.2 CLOSING TANGIBLE NET WORTH.

                           (a) Within 60 days after the Closing, the Buyer's
independent auditors shall conduct a full audit (the "FINAL AUDIT") of the balance sheet of the Business as of the Closing Date and shall determine the Tangible Net Worth of the Business as of the Closing Date but excluding all Excluded Assets and Excluded Liabilities on a basis consistent with the Projected Balance Sheet (but in accordance with GAAP) and in accordance with the procedures set forth in this Section 3.2 (the "CLOSING TANGIBLE NET WORTH").

                           (b) Within 5 business days after the preparation of
the Final Audit, the Buyer shall cause a copy of the Final Audit containing the statement of Closing Tangible Net Worth (the "CLOSING BALANCE SHEET") to be delivered to the Seller. Following delivery of the Closing Balance Sheet to the Seller, the Seller and its professional advisors shall be permitted to review the Buyer's independent auditors' work papers relating to the Closing Balance Sheet, provided that the Seller executes a release letter in standard form required by the Buyer's independent auditors. The Closing Balance Sheet shall become final and binding upon the parties on the thirtieth day following delivery thereof to the Seller unless the Seller gives written notice of its disagreement (a "NOTICE OF DISAGREEMENT") to the Buyer prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature and amount of any disagreement so asserted. If a timely Notice of Disagreement is received by the Buyer, then the Closing Balance Sheet (as revised in accordance with clause (x) or (y) below) shall become final and binding upon the parties on the earlier of (x) the date the parties hereto resolve in writing any differences they have with respect to any matter specified in the Notice of Disagreement or
(y) the date any matters properly in dispute are finally resolved in writing by the Accounting Firm (as defined below). During the 30 days immediately following the delivery of a Notice of Disagreement, the Seller and the Buyer shall seek in good faith to resolve in writing any difference which they may have with respect to each matter specified in the Notice of Disagreement. During such period, the Buyer shall have full access to the working papers of the Seller prepared in connection with the Seller's preparation of the Notice of Disagreement. At the end of such 30-day period, the Seller and the Buyer shall submit to a nationally recognized accounting firm (the "ACCOUNTING FIRM") for review and resolution of any and all matters which remain in dispute and which were properly included in the Notice of Disagreement, and the Accounting Firm shall make a final determination of the Closing Tangible Net Worth, which determination shall be final and binding on the parties (it being understood, however, that the Accounting Firm shall act as an arbitrator to determine, based solely on presentations by the Buyer and the Seller (and not by independent review), only those matters which remain in dispute and which were properly included in the Notice of Disagreement). The Accounting Firm shall be selected by the Seller and the Buyer or, if the parties are unable to agree, by the Seller's and the Buyer's independent accountants and, if they are unable to agree, by the American Arbitration Association. The Closing Balance Sheet shall become final and binding on the Buyer and the Seller on the date the Accounting Firm delivers its final resolution to the parties (which final resolution shall be delivered as soon as practicable following the selection of the Accounting
Firm). The fees and expenses of the Accounting Firm pursuant to this Section shall be borne 50% by the Buyer and 50% by the Seller.

                           (c) Within 5 business days following the final
determination of Closing Tangible Net Worth under Section 3.2(a) and 3.2(b) (the "FINAL ADJUSTMENT DATE"), the Buyer shall pay to the Seller the amount by which Closing Tangible Net Worth exceeds 95% of the Estimated Tangible Net Worth or the Seller shall pay to the Buyer the amount by which the 95% of the Estimated Tangible Net Worth exceeds Closing Tangible Net Worth, in each case, in cash, by wire transfer of immediately available funds.

                  3.3 ALLOCATION. Within 60 days of the Closing Date, the Buyer will deliver to the Seller Schedule 3.3 which will set forth the allocation of the Purchase Price among the Assets. The allocation delivered by the Buyer shall be based on the Buyer's reasonable, good faith determination of the fair market value of the Assets and shall be subject to the Seller's consent, which shall not be unreasonably withheld or delayed. The parties agree to file all tax reports, returns and claims and other statements consistent with such allocation set forth on Schedule 3.3 (and in particular to report the information required by section 1060(b) of the Code) in a manner consistent with such allocation and shall not make any inconsistent written statement or take any inconsistent position on any returns, in any refund claim, during the course of any Internal Revenue Service or other tax audit, for any financial or regulatory purpose, in any litigation or investigation or otherwise, so long as there exists a reasonable basis in law to maintain such position. Each party shall notify the other party if it receives notice that the Internal Revenue Service proposes any allocation different from Schedule 3.3.

         4. GENERAL REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Buyer as follows:

                  4.1 DUE INCORPORATION AND QUALIFICATION. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on the Business as now conducted. The Seller is qualified to transact business and is in good standing as a foreign corporation in each jurisdiction set forth on
Schedule 4.1, which are the only jurisdictions in which the operations of the Business require the Seller to be so qualified, except for such jurisdictions in which the failure to be so qualified is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the Business or the Assets.

                  4.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. The Seller has the requisite corporate power and authority to enter into, execute and deliver this Agreement and each and every agreement and instrument contemplated hereby to which the Seller is or will be a party, and to perform fully the Seller's obligations hereunder and thereunder, and this Agreement and each such other agreement and instrument, upon execution and delivery by the Seller, will be duly executed and delivered by the Seller and (assuming due execution and delivery hereof and thereof by the other parties hereto and thereto) will be valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms.

                  4.3 NON-CONTRAVENTION. Neither the execution and delivery of this Agreement or any other agreement or instrument contemplated hereby, the consummation of the transactions contemplated hereby or thereby nor the performance of this Agreement or any other agreement or instrument contemplated hereby in accordance with their respective terms and conditions by the Seller
(a) requires the approval or consent of any governmental body or (except as otherwise specified on Schedule 4.3 hereto) of any other person, (b) except as specified on Schedule 4.3, conflicts with or results in any breach or violation of, results in a material modification of the effect of, otherwise causes the termination of or gives any other contracting party the right to terminate, or constitutes (or with notice or lapse of time or both would constitute) a default under, any agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, commitment or other binding arrangement, certificate of incorporation, by-law, judgment, decree, order, statute, rule, Permit or governmental regulation applicable to the Seller, the Business or any of the Assets or (c) results in the creation of any Lien on any of the Assets.

                  4.4 FINANCIAL STATEMENTS.

                           4.4.1 The unaudited balance sheet of the Business as
of January 31, 1999, and the related statements of income and retained earnings and cash flows for the year then ended, including the footnotes thereto, which have been delivered to the Buyer, fairly present the financial position, results of operations and cash flows of the Business at such date and for the year then ended in accordance with GAAP. The balance sheet included in the financial statements as at January 31, 1999 and for the year then ended is sometimes referred to herein as the "UNAUDITED BALANCE SHEET."

                           4.4.2 The unaudited balance sheet of the Business as
at February 28, 1999, and the related statements of income and retained earnings and cash flows for the month then ended, including the footnotes thereto, which have been delivered to the Buyer, fairly present the financial position, results of operations and cash flows of the Business at such date and for the month then ended in accordance with GAAP except that such financial statements do not reflect any Excluded Assets or Excluded Liabilities. The foregoing financial statements of the Seller as at February 28, 1999 and for the month then ended, are sometimes referred to herein as the "INTERIM FINANCIALS," the balance sheet included in the Interim Financials is sometimes referred to herein as the "INTERIM BALANCE SHEET" and February 28, 1999, is sometimes referred to herein as the "INTERIM BALANCE SHEET DATE."

                  4.5 LITIGATION. The Seller is not subject to any outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving the Business or any of the Assets. Except as set forth on Schedule 4.5, the Seller is not a party to or, to the knowledge of the Seller, threatened with, any litigation or judicial, administrative or arbitration proceeding involving the Business or the Assets. Except as set forth on Schedule 4.5, the Seller does not know of any dispute with any person under contract with the Seller that materially adversely affects, or may materially adversely affect the Business or any of the Assets. Except as set forth on Schedule 4.5, to the knowledge of the Seller, there is no fact, event or circumstance that is reasonably likely to give rise to any action, suit, claim or proceeding relating to the Business or any of the Assets that would be required to be set forth on Schedule 4.5 if currently pending or threatened.

                  4.6 EMPLOYEES.

                           4.6.1 Schedule 4.6 sets forth (a) the name and total
compensation of each key Employee and of each employee, consultant or agent of the Seller employed in connection with the Business (each an "EMPLOYEE") whose current annual rate of compensation (including bonuses and commissions) exceeds $50,000 and (b) all wage or salary increases or bonuses received by such persons since January 31, 1999 and any accrual for or commitment or agreement by the Seller to pay such increases or bonuses. None of such persons has indicated in writing to the Seller or to any of the officers or directors of the Seller an intention to cancel or otherwise terminate such person's relationship with the Seller.

                           4.6.2 The Seller has previously delivered to the
Buyer a true and complete list as set forth on Schedule 4.6 of (i) all effective employment or consulting agreements including memoranda or letters of understanding and accepted offers of employment with current or former Employees, including current or former directors and consultants, of the Business, if still in effect and (ii) all union or collective bargaining agreements covering Employees. Schedule 4.6 contains a list of all current Employees, together with the title or job classification of each such Employee, the Employee's current annual rate of base salary or wage, and the Employee's title or job classification. Copies of each and employment agreement listed on Schedule 4.6 have been delivered to the Buyer.

                           4.6.3 Except as set forth in Schedule 4.6, (i) there
is no unfair labor practice complaint against the Seller relating to any Employee pending before the National Labor Relations Board; (ii) there is no labor strike, slowdown or stoppage actually pending or threatened against the Seller relating to the Business; (iii) no representation petition respecting the Employees has been filed with the National Labor Relations Board; (iv) the Seller has not experienced any primary work stoppage or any attempt to unionize involving the Employees; (v) no labor union represents or purports to represent any Employee and there has not been any attempt by any union to organize or represent the Employees within the last five years; (vi) there are no material controversies pending between the Seller and any of the Employees, nor to the Seller's knowledge are any such material controversies threatened; (vii) the Seller is in compliance with all laws and governmental rules and regulations relating to the employment of the Employees, including any provisions thereof relating to wages, hours, collective bargaining and the payment of social security, withholding and similar taxes; (viii) the Seller has not received notice that any management Employee intends to terminate his or her employment;
(ix) there are no complaints by or on behalf of any current or former Employee pending or threatened to be brought before any court, agency of the United States or any state or local government, alleging discrimination or wrongful termination of employment on account of sex, race, age, color, national origin, handicap, marital status, height, weight, payment of wages and benefits (or the failure to pay same); and (x) all of the Seller's employment, consulting or similar contracts or arrangements with the Employees may be terminated without notice and without cost or penalty.

                  4.7 EMPLOYEE BENEFIT PLANS.

                           4.7.1 Except as set forth on Schedule 4.7.1, there
are no material employee benefit plans or arrangements of any type (including, without limitation, plans described in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA")), under which the Seller has any direct or indirect, actual or contingent liability with respect to any current or former Employee of the Business or any entity (each a "Commonly Controlled Entity") that would be treated as an employer along with the Seller under section 414(b), (c), (m) or
(o) of the Internal Revenue Code of 1986 of any Employee, as amended, and the regulations thereunder (the "Code") (collectively, "BENEFIT PLANS").

                           4.7.2 With respect to each Benefit Plan (where
applicable), the Seller has delivered to the Buyer upon the Buyer's written request complete and accurate copies of (a) all plan texts and agreements, (b) all plan summaries and employee communications, (c) all funding vehicles, (d) the most recent annual report, (e) the most recent annual and periodic accounting of plan assets, (f) the most recent determination letter received from the Internal Revenue Service and (g) the most recent actuarial valuation.

                           4.7.3 With respect to each Benefit Plan, except as
set forth on Schedule 4.7.3, (a) if intended to qualify under Code section 401(a), such Benefit Plan so qualifies and its related trust is exempt from taxation under Code section 501(a), (b) each such Benefit Plan has been administered in accordance with its terms and applicable law, (c) the Seller has no direct or indirect, actual or contingent liability with respect to any Benefit Plan other than to make contributions to Benefit Plans covering current and former Employees in accordance with the terms of such plans, (d) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Seller, threatened, with respect to any Benefit Plan or against the assets of any Benefit Plan, (e) no nonexempt "prohibited transaction" (as defined in ERISA section 406 or in Code section 4975) has occurred, (f) all contributions and premiums due to any Benefit Plan have been made on a timely basis and (g) all contributions made or required to be made under any Benefit Plan meet the requirements for deductibility under the Code and all required contributions to any Benefit Plan that have not been made have been properly recorded on the books of the Seller in accordance with GAAP.

                           4.7.4 No Benefit Plan is or has ever been subject to
Title IV of ERISA, Code section 412 or ERISA section 302.

                           4.7.5 With respect to each Benefit Plan that is a
"welfare plan" (as defined in ERISA section 3(l)), except as set forth on
Schedule 4.7.5, (a) no such plan provides medical or death benefits (whether or not insured) with respect to current or former Employees beyond their termination of employment (other than coverage mandated by the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, the cost of which is fully paid by the employee or former employee), (b) there are no reserves, assets, surplus or prepaid premiums under any such plan and (c) the Seller and any Commonly Controlled Entity have complied with the requirements of Code section 4980B.

                           4.7.6 The consummation of the transactions
contemplated by this Agreement will not (a) entitle any individual to severance pay, unemployment compensation or similar pay, (b) accelerate the time of payment or vesting or increase the amount of compensation due to any individual
(c) result in the payment of an amount that would not be deductible due to the application of Code section 28OG or (d) constitute or involve a non-exempt prohibited transaction (within the meaning of Code section 4975 or ERISA section 406 or a breach of fiduciary responsibility within the meaning of ERISA section 502(l)).

                           4.7.7 No Benefit Plan is a "multiemployer plan" (as
defined in ERISA section 3(37)), or a multiple employer plan within the meaning of the Code or ERISA.

                  4.8 INSURANCE. Schedule 4.8 sets forth a list and brief description of all policies or binders of fire, liability, product liability, workers' compensation, vehicular or other insurance held by or on behalf of the Seller covering any portion of the Business or the Assets, describing each pending claim thereunder of more than $5,000 and setting forth the aggregate amounts paid out under each such policy from December 31, 1993 through the date hereof and the aggregate limit, if any, of the insurer's liability thereunder. Such policies and binders are valid and enforceable in accordance with their terms, are in full force and effect and insure against risks and liabilities to the extent and in the manner deemed appropriate and sufficient by the Seller. The Seller is not in default with respect to any provision contained in any such policy or binder nor has the Seller failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Except for claims set forth on Schedule 4.8, there are no outstanding unpaid claims under any such policy or binder. All policies of liability and casualty insurance (collectively, "INSURANCE POLICIES") heretofore contracted for by or behalf of the Seller with respect to each parcel of Real Property, or customarily maintained with respect to similar properties in the applicable region, or required in connection with the ownership, leasing, use, occupancy or operation of each parcel of Real Property as currently used, occupied and operated, have been issued to the Seller by reputable insurance companies and are currently in full force and effect. The Seller has not received or been informed by a third party of the receipt by it of any notice from any governmental authority having jurisdiction over the Real Property or from any insurance carrier or organization (a) threatening a suspension, revocation, modification or cancellation of any Insurance Policy or a material increase in any premium in connection therewith or (b) informing the Seller that any coverage listed on
Schedule 4.8 will or may not be available in the future on substantially the same terms as now in effect, and, to the best of the Seller's knowledge, there is no basis for the issuance of any such notice or the taking of any such action. There is no material inaccuracy in any application for such policies or binders, no failure to pay premiums when due and no similar state of facts that might form the basis for termination of any such insurance.

                  4.9 OPERATION OF THE BUSINESS. Except as set forth on Schedule 4.9, since January 31, 1999 the Seller has not:

                           (a) changed, or agreed to change, in any manner the
character of the Business;

                           (b) (i) hired, or agreed to hire for use in the
Business, any Employee or consultant for annual compensation (including bonuses and commissions) exceeding $50,000, (ii) entered into or amended, or agreed to enter into or amend, any employment agreement with any Employee, (iii) entered into, or agreed to enter into, any agreement with any labor union or association representing any Employee, (iv) entered into or amended, or agreed to enter into or amend, any Benefit Plan, (v) made any change in the actuarial methods or assumptions used in funding any pension plan relating to the Employees or (vi) made any change in the assumptions or factors used in determining benefit equivalencies thereunder;

                           (c) waived, or agreed to waive, any right of material
value to the Business or any of the Assets;

                           (d) made, or agreed to make, any change in its
accounting methods or practices or any change in depreciation or amortization policies or rates adopted by it that relate to the Business or the Assets;

                           (e) materially changed, or agreed to materially
change, any of its business policies or practices that relate to the Business, including, without limitation, advertising, marketing, pricing, purchasing, personnel, sales, returns or budget policies or practices;

                           (f) increased the wages, salary, bonus, benefits
provided under a Benefit Plan or other direct or indirect compensation, for or to any Employee, or made any commitment to increase the same;

                           (g) paid, or agreed to pay, any severance or
termination pay to any Employee;

                           (h) except in the ordinary course of business, (i)
entered into, or agreed to enter into, any lease (as lessor or lessee) on behalf of the Business or (ii) sold, abandoned or made, or agreed to sell, abandon or make, any other disposition of any of the assets or properties of the Business;

                           (i) granted or suffered, or agreed to grant or
suffer, any Lien on any of the assets or properties of the Business;

                           (j) entered into or amended, or agreed to enter into
or amend, any contract or other agreement by or to which the Assets or the Business are bound or subject, pursuant to which it agrees to indemnify any party on behalf of the Business or pursuant to which it agrees to refrain from competing with any party with respect to the Business;

                           (k) except in the ordinary course of business,
incurred or assumed, or agreed to incur or assume any liability (whether or not currently due and payable) in connection with the Business;

                           (l) terminated, or agreed to terminate, or failed to
renew any contract or other agreement that is or was material to any of the Assets or the assets, properties, business, prospects, operations or condition (financial or otherwise) of the Business or received a written indication (that was not subsequently withdrawn) that a party to such contract or agreement intends to terminate or fail to renew such contract or agreement;

                           (m) except in the ordinary course of business,
entered into or amended, or agreed to enter into or amend, any material contract or other agreement or other material transaction relating to the Business or waived any material right under any such material contract or other agreement;

                           (n) except for inventory or equipment in the ordinary
course of business, sold, abandoned or made any other disposition of any of the Assets; or

                           (o) undertaken a capital project or authorized or
committed to

undertake a capital project in connection with the Business involving the expenditure of $25,000 or more.

                  4.10 REAL PROPERTY.

                           4.10.1 CONDEMNATION. The Seller has not received
notice, and has no knowledge of, any pending, threatened or contemplated condemnation proceeding affecting the Real Property (as defined in Section 6.3.3) or any part thereof or of any sale or other disposition of the Real Property or any part thereof in lieu of condemnation.

                           4.10.2 CASUALTY. No portion of the Real Property has
suffered any material damage by fire or other casualty that has not heretofore been completely repaired and restored to its original condition. No portion of the Real Property is located in a special flood hazard area as designated by Federal governmental authorities.

                           4.10.3 REAL PROPERTY TAXES. Each of the parcels
included in the Real Property is assessed for real estate tax purposes as a wholly independent tax lot, separate from any adjoining land or improvements not constituting a part of such parcel. Schedule 4.10.3 sets forth for each such parcel its assessed valuation for real property tax purposes and the amount of all real property taxes (including all city, town, school, fire district, garbage district and other special taxes and also including any special assessments or conditional levies) levied for each of the current tax year and the preceding tax year, and sets forth with respect to each such parcel in each such year whether certiorari proceedings were instituted and, if so, whether the same are pending or have been adjudicated or settled (and if adjudicated or settled, the terms of such judgment or settlement). Except as otherwise set forth herein, the assessment for each Improvement (as defined in Section 6.3.6) set forth on Schedule 4.10.3 reflects the current state of completion and condition of such Improvement. The Seller has no knowledge of any pending or contemplated reassessment of any parcel included in the Owned Real Property (as defined in Section 6.3.1), or of any pending or contemplated reassessment of any parcel included in the Leased Real Property (as defined in Section 6.3.2) that would result in a change in the rent, additional rent or other sums and charges payable by the Seller under the Real Property Lease covering such Leased Real Property.

                           4.10.4 SURVEY. There are no encroachments or other
facts or conditions affecting any parcel of Real Property that would be revealed by an accurate survey or careful physical inspection thereof that would, individually or in the aggregate, (a) interfere in any material respect with, or materially increase the cost of, the use, occupancy or operation thereof as currently used, occupied and operated or as intended to be used, occupied and operated or (b) materially reduce the fair market value thereof below the fair market value such parcel would have had but for such encroachment or other fact or condition. To the Seller's knowledge, no portion of any Improvement encroaches upon any property not included within the Real Property or upon the area of any easement affecting the Real Property.

                           4.10.5 MECHANICS AND OTHER LIENS. The Seller does not
owe any money to any architect, contractor, subcontractor or materialman for labor or materials performed, rendered or supplied to or in connection with any Real Property within the past four months. There is no work being done at or materials being supplied to any parcel of Real Property at the date hereof other than routine maintenance projects having an aggregate cost through completion of not more than $5,000.

                           4.10.6 LOAN DOCUMENTS. Schedule 4.10.6 contains a
true, correct and complete Schedule of all notes, bonds, mortgages, deeds of trust, collateral security documents, guarantees and other related documents binding upon the Seller or the Seller and one or more others, in connection with any and all secured financings encumbering or otherwise affecting the Seller's interest in the Real Property, including all amendments, modifications, extensions and supplements thereto (collectively, the "LOAN DOCUMENTS"). The Seller covenants and agrees to cause all of the Liens on the Real Property to be released and discharged of record at or prior to the Closing and to deliver all such releases and/or other documents that the Buyer or the Buyer's title insurance company shall reasonably request to effect and evidence the full release and discharge of record of all Liens on the Real Property.

                  4.11 ACCOUNTS RECEIVABLE. All accounts receivable relating to the Business reflected on the Closing Balance Sheet (a) will have arisen in the ordinary course of business of the Seller and (b) subject only to a reserve for bad debts computed in accordance with GAAP and reasonably estimated to reflect the probable results of collection, will have been fully collected or will be fully collectible in the ordinary course of business of the Seller in the aggregate recorded amounts thereof in accordance with their terms. All items that are required by GAAP to be reflected as accounts receivable on the Closing Balance Sheet and on the books of the Seller will be so reflected and any reserve accounts relating thereto will have been established in accordance with GAAP.

                  4.12 INVENTORY. The inventory of the Seller that relates to the Business as set forth on the Closing Balance Sheet (other than irregular merchandise) will be, and the inventory of the Seller that relates to the Business currently is, in good and merchantable condition, and is or will be suitable, usable and salable in the ordinary course of business for the purposes for which intended. The materials, supplies and work-in-process, and additions thereto, included in such inventory (a) are substantially equivalent in quality to the materials, supplies and work-in-process, and additions thereto, generally included in such inventory in the past, (b) are suitable for the manufacture and distribution of the Seller's products in a manner substantially equivalent in quality to that achieved generally by the Business in the past, (c) are not in excess of the normal purchasing patterns of the Seller as they relate to the Business, and (d) are valued consistent with GAAP at lower of cost or market on a first-in first-out basis ("FIFO").

                  4.13 ACCOUNTS PAYABLE. The Seller has not delayed or postponed the payment of accounts payable and other liabilities of the Business outside the ordinary course of business. All accounts payable of the Business reflected on the Closing Balance Sheet will have been incurred in the ordinary course of business, and recorded consistent with GAAP and past practice.

                  4.14 TANGIBLE PROPERTY. The facilities, machinery, equipment, rental equipment, furniture, buildings and other improvements, fixtures, vehicles, structures, software, any related capitalized items and other tangible property included in any of the Assets (the "TANGIBLE PROPERTY") are in good operating condition and repair, subject to continued repair and replacement in accordance with past practice, and are suitable for their intended use. During the past year there has not been any significant interruption of the operations of the Business due to inadequate maintenance of any Tangible Property. All material leases, conditional sale contracts, franchises or licenses pursuant to which the Seller may hold or use any interest owned or claimed by the Seller (including, without limitation, options) in or to Tangible Property have been delivered or made available to the Buyer and are valid, subsisting agreements, in full force and effect and binding upon the parties thereto in accordance with their terms and, with respect to performance by the Seller, there is no default or event of default or event that with notice or lapse of time or both would constitute a default.

                  4.15     INTANGIBLE PROPERTY.

                  4.15.1 Schedule 4.15 sets forth a complete and accurate list of:

                           (a) all United States and foreign trademarks, service
marks, trade names, brand names, trade dress, designs and logos, corporate names, product or service identifiers, whether registered or not registered, and pending applications for registration therefor of the Seller that are owned by it, filed by or on behalf of it and used in the conduct of the Business (except for those trademark, trade names and corporate names listed on Schedule 1.5) and all registrations therefore ("TRADEMARKS");

                           (b) all United States and foreign patents and all
pending United States and foreign patent applications, including any divisions, continuations, continuations- in-part substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted, issued to, used by or filed by or on behalf of the Seller in connection with the Business ("PATENTS");

                           (c) all United States and foreign copyrights
including copyrights for printed matter, databases, software and source codes, whether registered or not registered, and all United States and foreign copyright registrations and pending applications for copyright registration therefore issued to, used by, filed by or on behalf of the Seller in connection with the Business ("COPYRIGHTS");

                           (d) all existing license agreements or arrangements
to which the Seller is party, whether as licensor or licensee or otherwise, with respect to any Trademark, Patent or Copyright except for software license agreements generally available to the public under which the Seller is a licensee; and

                  4.15.2 Except as set forth on Schedule 4.15, all designs, plans, trade secrets, inventions, know-how, processes, procedures, formulas and similar rights used by the Seller in connection with the Business, to the extent not in the public domain (collectively, "TRADE SECRETS"), are owned by the Seller, free and clear of any and all liabilities, obligations, licenses, Liens (other than Liens securing indebtedness under the Bank Credit Agreements), assignments or claims, whether written, oral or implied in fact or law.

                  4.15.3 Except as set forth on Schedule 4.15:

                           (a) no Trademarks or Trade Secrets are necessary or
contemplated in the conduct of the Business;

                           (b) no Patents, inventions, Copyrights, databases,
software, source codes, Trade Secrets or other intangible property rights, or licenses, franchises, drawings or other proprietary information relating to any of the foregoing are necessary for the conduct of the Business;

                           (c) each of the items listed on Schedule 4.15
pursuant to clauses (a), (b) and (c) of Section 4.15.1 (i) is owned by the Seller, free and clear of any and all liabilities, obligations, licenses, (other than Liens securing indebtedness under the Bank Credit Agreements) assignments or claims, whether written, oral or implied in fact or law, (ii) are transferable to the Buyer hereunder without the approval or consent of any person and (iii) will continue to be valid and in full force and effect after the Closing;

                           (d) none of the items listed on Schedule 4.15 and
used in the Business is the subject of any claim or pending or threatened claim made by or against the Seller for infringement of any Patent, Trademark, Trade Secret, Copyright, industrial property right or other proprietary right or to any claim of unfair competition and, to the knowledge of the Seller, no such claim is threatened and no basis for any such claim exists; and

                           (e) to the Seller's knowledge, no person, other than
employees of the Seller, is permitted to possess any copies of or use any of the databases, software or source codes listed on Schedule 4.15 that contain Trade Secrets of the Seller.

                  4.15.4 To its knowledge, the Seller is not, in the operation or conduct of the Business, making use of any confidential information, Trade Secret, Patent, Trademark or Copyright of any person except with written permission or as a result of the acquisition by the Seller of the business of such person.

                  4.15.5 Except as set forth on Schedule 4.15, all licenses, agreements or arrangements listed on Schedule 4.15 (a) are in full force and effect, (b) are transferable to the Buyer hereunder without the approval or consent of any person and (c) will continue to be valid, binding and in full force and effect after the Closing. Except as set forth on Schedule 4.15, neither the Seller nor, to the knowledge of the Seller, any other party to any of such licenses, agreements or arrangements is in default or alleged default thereunder, in any respect, nor is there any event which with notice or lapse of time or both would constitute a default thereunder.

                  4.15.6 True and correct copies of all letters Patent, Trademark and Copyright registrations or applications therefor, and licenses, agreements and arrangements included in any of the Assets have been delivered to the Buyer, and the originals of all such items will be delivered to the Buyer on the Closing Date.

                  4.16 AGREEMENTS. Schedule 4.16 sets forth all of the material contracts and other agreements relating to the Business to which the Seller is a party, or by which it is bound, or by or to which any portion of the Business or any of the Assets are bound or subject, including any of the following contracts and other agreements, in each case, relating to the Business: (a) contracts and other agreements with any affiliate of the Seller or any current or former officer, director, employee, consultant, agent or stockholder of the Seller or any such affiliate, (b) contracts and other agreements with any labor union or association representing any Employees, (c) contracts and other agreements not made in the ordinary course of business, (d) contracts for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments by the Seller of, or pursuant to which in the last year the Seller paid in the aggregate, $25,000 or more, (e) sales, distribution or other similar agreements providing for the sale by the Seller of materials, supplies, goods, services, equipment or other assets that provides for annual payments to the Seller of, or pursuant to which in the last year the Seller was paid in the aggregate, $25,000 or more, (f) distributorship, sales representative, marketing, agency, dealer or other similar agreements, (g) contracts and other agreements for the sale of any portion of the Business or any of the Assets other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any portion of the Business or any of the Assets, (h) joint venture agreements, (i) financing agreements, (j) contracts and other agreements containing covenants of the Seller (or any affiliate thereof relating to the Seller) not to compete in any line of business or with any person in any geographical area or (k) any other material contract or other agreement, whether or not made in the ordinary course of business. All of the contracts and other agreements set forth on Schedule 4.16 or any other Schedule hereto have been delivered or made available to the Buyer upon the Buyer's written request and are valid, subsisting agreements, in full force and effect and binding upon the parties thereto in accordance with their respective terms and the Seller is not in default under any of them, and, to the Seller's knowledge, no other party to any such contract or other agreement is in default thereunder. Except as separately identified on Schedule 4.16, the Seller is not a party to or bound by or subject to any contract or other agreement relating to the Business that either individually or in the aggregate materially and adversely affects, or, without breach by one of the parties thereto, may materially and adversely affect, the Business or any of the Assets or that was entered into other than in the ordinary course of business. Except as separately identified on Schedule 4.16, no approval or consent of any person is needed in order that (i) the contracts and other agreements set forth on

Schedule 4.16, the Real Property Leases (as defined in Section 6.3.2) and the Space Leases (as defined in Section 6.3.4) continue in full force and effect following the consummation of the transactions contemplated by this Agreement and (ii) the contracts listed on Schedule 4.16, the Real Property Leases and the Space Leases can be assigned to and assumed by the Buyer and remain in full force and effect after such assignment and assumption. The Seller's failure to identify on Schedule 4.16 any contract or agreement required to be disclosed thereon will not constitute a breach of this Section 4.16 provided that (A) such failure to identify any such contract or agreement does not have a material adverse effect on the Buyer and (B) upon the later identification of any such contract or agreement the Seller promptly assigns its rights thereunder to the Buyer.

                  4.17 SUPPLIERS AND CUSTOMERS. Schedule 4.17 sets forth by dollar volume for the two years ended January 31, 1999 and January 31, 1998, the ten largest suppliers and the ten largest customers of the Business. Except as specifically identified on Schedule 4.17, no single supplier or customer is of material importance to the Business. To the knowledge of the Seller, the relationships of the Seller with each of the suppliers and customers of the Business are good commercial working relationships and no supplier or customer of the Business has canceled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with the Seller, or has during the last 12 months decreased materially, or threatened to decrease or limit materially, any such supplier's provision of services, supplies or materials to the Business or any such customer's usage or purchase of services or products of the Business. To the Seller's knowledge, the consummation of the transactions contemplated hereby will not adversely affect the relationship of the Business with any such supplier or customer. True and correct copies of all customer and supplier lists of the Business have been delivered to the Buyer.

                  4.18 NO MATERIAL ADVERSE CHANGE. Since January 31, 1999, there has been no material adverse change in the assets, properties, business, prospects, operations or condition (financial or otherwise) of the Business or any of the Assets, and the Seller does not know of any such change that is threatened, nor has there been any damage, destruction or loss materially adversely affecting the Business or any of the Assets, whether or not covered by insurance.

                  4.19 FULL DISCLOSURE. All documents and other papers delivered by or on behalf of the Seller to the Buyer in connection with this Agreement and the transactions contemplated hereby are true, complete and authentic. This Agreement, all documents and other papers delivered by or on behalf of the Seller to the Buyer in connection with this Agreement and the transactions contemplated hereby and the information furnished by or on behalf of the Seller to the Buyer in connection with this Agreement and the transactions contemplated hereby do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made not false or misleading. There is no fact known to the Seller that materially adversely affects, or so far as the Seller is aware, will materially adversely affect, the Business or any of the Assets or the ability of the Seller to perform this Agreement or the agreements referred to herein and the transactions contemplated hereby or thereby.

                  4.20 NO BROKER. No broker, finder, agent or similar intermediary has acted for or on behalf of the Seller or any of its respective affiliates, in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Seller or any affiliate thereof or any action taken by any of the Seller or any affiliate thereof.

         5. REPRESENTATIONS AND WARRANTIES OF THE SELLER CONCERNING THE SILER CITY BUSINESS. The Seller represents and warrants to the Buyer as follows:

                  5.1 TAX MATTERS. No state of facts exists or has existed that arose or is based upon facts or circumstances that occurred after March 24, 1998 and that would constitute grounds for the assessment against the Buyer, whether by reason of transferee liability or otherwise, of any liability for any federal, state, county, local, foreign or other tax (including, without limitation, income, profits, premium, estimated, excise, sales, withholding, value-added, capital stock, transfer, use, occupancy, gross receipts, franchise, employment, payroll related, property or any other tax of any sort), whether or not measured in whole or in part by net income, and including deficiencies, interest, penalties and additions to tax thereon and obligations under any tax sharing, tax allocation or similar agreement to which the Seller is a party and including expenses associated with contesting any proposed adjustment related to any of the foregoing (collectively, "TAXES") attributable to any period ending on or before the Closing Date relating to the income, assets and operations of the Siler City Business or the Siler City Assets, or arising out of the transactions contemplated by this Agreement, other than any Taxes accrued on the Closing Balance Sheet. There is no pending or threatened Tax audit of any Tax return filed by or on behalf of the Seller or with respect to any of the income, assets and operations of the Siler City Business or the Siler City Assets.

                  5.2 COMPLIANCE WITH LAWS. Since March 24, 1998, the Seller has complied in all material respects with all federal, state, county, local and foreign laws, ordinances, regulations, orders, judgments, injunctions, awards or decrees applicable to the Siler City Business and the Siler City Assets. To the Seller's knowledge, the Seller would not be in violation of any law, ordinance, regulation or other requirement applicable to the Siler City Business or any of the Siler City Assets that has been enacted or adopted but is not yet effective, if such law, ordinance, regulation or other requirement were effective at the date hereof. To the Seller's knowledge, since March 24, 1998, the Seller has not made any illegal payment on behalf of the Siler City Business to officers or employees of any governmental or regulatory body or to customers for the sharing of fees or to customers or suppliers for rebating of charges, engaged in any other illegal reciprocal practices or illegally given any consideration to purchasing agents or other representatives of customers in respect of sales made or to be made by the Seller that relate to the Siler City Business. Except as set forth on Schedule 5.2, no license, permit, certificate of occupancy, exemption, consent, waiver, authorization, franchise, right, order or approval of any federal, state, county, local or foreign governmental or regulatory body or any insurance company or fire rating or similar board or organization (collectively, "PERMITS") is material to or necessary for the conduct of the Siler City Business or the ownership or use of the Siler City Assets (any such Permits, "SILER CITY PERMITS"). All Permits included on
Schedule 5.2 are in full force and effect and no proceeding is pending or, to the knowledge of the Seller, threatened, to revoke or limit any such Permit. Except as set forth on Schedule 5.2, no action by the Seller or the Buyer is required in order that all such Permits will remain in full force and effect following the consummation of the transactions provided for herein.

                  5.3 REAL ESTATE.

                           5.3.1 OWNERSHIP OF PREMISES. Since March 24, 1998,
the Seller has done nothing to impair its ownership of good, marketable and insurable fee title to the land described on Schedule 5.3.1(a) and to all of the buildings, structures and other improvements located thereon (collectively, the "SILER CITY OWNED REAL PROPERTY") free and clear of all Title Defects (as defined in this Section) except as listed on Schedule 5.3.1(b) For purposes of this Agreement, "TITLE DEFECTS" shall mean and include any mortgage, deed of trust, Lien (other than Liens securing indebtedness under the Bank Credit Agreements), pledge, security interest, claim, lease, charge, option, right of first refusal, easement, restrictive covenant, encroachment or other survey defect, encumbrance or other restriction or limitation whatsoever.

                           5.3.2 LEASED PROPERTIES. Schedule 5.3.2(a) is a true,
correct and complete Schedule of all leases, subleases, licenses and other agreements (collectively, the "SILER CITY REAL PROPERTY LEASES") under which the Siler City Business uses or occupies or has the right to use or occupy, now or in the future, any real property (the land, buildings, structures and other improvements covered by the Siler City Real Property Leases being referred to herein as the "SILER CITY LEASED REAL PROPERTY"), which Schedule 5.3.2(a) sets forth the date of and parties to each Siler City Real Property Lease, the date of and parties to each amendment, modification and supplement thereto, the term and renewal terms (whether or not exercised) thereof and a brief description of the Siler City Leased Real Property covered thereby. The Seller has heretofore delivered to the Buyer true, correct and complete copies of all Siler City Real Property Leases (including all modifications, amendments and supplements). Since March 24, 1998, the Seller has done nothing to adversely affect the validity or effectiveness of any Siler City Real Property Lease. From and after March 24, 1998, (i) All rent and other sums and charges payable by the Seller as tenant under all Siler City Real Property Leases are current, no notice of default or termination under any Siler City Real Property Lease is outstanding, (ii) no termination event or condition or uncured default on the part of the Seller or, to the best of the Seller's knowledge, the landlord, exists under any Siler City Real Property Lease, and (iii) no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. Except for any interest which arose on or prior to March 24, 1998, to the Seller's knowledge there is no underlying mortgage, deed of trust, lease grant of term or other estate in or interest affecting the fee simple reversionary interest of the landlord under the Siler City Real Property Leases in and to the Siler City Leased Real Property that is superior to the interest of the Seller as tenant under the applicable Siler City Real Property Leases. The Seller holds the leasehold estate under and interest in each

Siler City Real Property Lease free and clear of all Title Defects (exclusive of mortgages which will be assumed by the Buyer or satisfied by the Seller at the Closing) except those Title Defects listed on Schedule 5.3.2(b). None of the Seller, or any affiliate or stockholder thereof has any ownership, financial or other interest in the landlord under any Siler City Real Property Lease.

                           5.3.3 ENTIRE PREMISES. All of the land, buildings,
structures, plants, facilities and other improvements used by the Seller in the conduct of the Siler City Business are included in the Siler City Owned Real Property and the Siler City Leased Real Property. The Siler City Leased Real Property and the Siler City Owned Real Property are collectively referred to herein as the "SILER CITY REAL PROPERTY."

                           5.3.4 SPACE LEASES. Schedule 5.3.4 is a true, correct
and complete Schedule of all leases, subleases, licenses and other agreements (collectively, the "SILER CITY SPACE LEASES") granting to any person or entity other than the Seller any right to the possession, use, occupancy or enjoyment of the Siler City Real Property or any portion thereof, which Schedule sets forth the date of and parties to each Siler City Space Lease, the date of and parties to each amendment, modification and supplement thereto, the term and renewal terms (whether or not exercised) thereof and a brief description of the portion of the Siler City Real Property covered thereby. The Seller has heretofore delivered to the Buyer true, correct and complete copies of all Siler City Space Leases (including all modifications, amendments and supplements). Each Siler City Space Lease is valid, binding and in full force and effect, all rent and other sums and charges payable by the tenant or occupant thereunder (each a "SILER CITY SPACE TENANT") are current, no notice of default or termination under any Siler City Space Lease is outstanding, no termination event or condition or uncured default on the part of the Seller or, to the best of the Seller's knowledge, the Siler City Space Tenant, exists under any Siler City Space Lease, and no event has occurred and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. The Seller holds the landlord's interest in each Siler City Space Lease free and clear of all Title Defects (exclusive of mortgages which will be satisfied by the Seller at the Closing). None of the Seller, or any affiliate thereof has any ownership, financial or other interest in the Space Tenant under any Siler City Space Lease.

                           5.3.5 NO OPTIONS. Except as set forth on Schedule
5.3.5, none of the Seller, or any affiliate thereof owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of the Siler City Real Property or any portion thereof or interest therein.

                           5.3.6 CONDITION AND OPERATION OF IMPROVEMENTS. To the
Seller's knowledge, all components of all buildings, structures and other improvements included within the Siler City Real Property (the "SILER CITY IMPROVEMENTS"), including but not limited to the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good operating condition and repair, subject to continued repair and replacement in accordance with past practice. To the Seller's knowledge, all water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving each Siler City Real Property parcel are installed and operating and are sufficient to enable each such parcel to continue to be used and operated in the manner currently being used and operated, and any so-called hookup fees or other associated charges have been fully paid. To the Seller's knowledge, each such utility or other service is provided by a public or private utility or service company and enters the applicable Siler City Real Property parcel from an adjacent public street or valid private easement owned by the supplier of such utility or other service. To the Seller's knowledge, each Siler City Improvement has direct access to a public street adjoining the Siler City Real Property on which such Siler City Improvement is situated over the driveways and accessways currently being used in connection with the use and operation of such Siler City Improvement, and no existing accessway, crosses or encroaches upon any property or property interest not owned or leased by the Seller. To the Seller's knowledge, no Siler City Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other improvement not included in the Siler City Real Property.

                           5.3.7 REAL PROPERTY LAWS. Since March 24, 1998 the
Seller has done nothing to cause the Siler City Real Property and its continued use, occupancy and operation as currently used, occupied and operated to constitute a material nonconforming use under any applicable building, zoning, subdivision or other land use or similar law, ordinance, regulation, order or decree (collectively, "REAL PROPERTY LAWS"). To Seller's knowledge, the continued existence, use, occupancy and operation of each Siler City Improvement in the manner presently used, occupied or operated is not dependent on the granting of any special permit, exception, approval or variance. The Seller has no knowledge of any pending or anticipated change in any Real Property Law that would have a material adverse effect upon the ownership, use, occupancy or operation of the Siler City Real Property or any portion thereof, or upon the making of reasonable additions or alterations to the Siler City Improvements thereat or upon reconstruction of any Siler City Improvement in the event of a casualty. No dispute currently exists between the Seller and any governmental authority having jurisdiction over the Siler City Real Property with respect to any Real Property Law or the application thereof to the Siler City Real Property.

                  5.4 OWNERSHIP AND ADEQUACY OF ASSETS. Except for any defects in title that existed on or before March 24, 1998, the Seller owns outright and has good title to all of the Siler City Assets being transferred to the Buyer hereunder (other than the Siler City Leased Real Property and leased equipment), in each case free and clear of any Liens (other than Liens securing indebtedness under the Bank Credit Agreements) other than equipment Liens as described in
Schedule 5.4). To the Seller's knowledge, the Siler City Assets include all rights, properties and other assets necessary to the conduct of the Siler City Business in the same manner as it has been conducted prior to the date hereof.

                  5.5 ENVIRONMENTAL MATTERS. Except as disclosed on Schedule
5.5:

                           (a) Since March 24, 1998 neither the Seller's conduct
of the Siler City Business nor its ownership or operation of the Siler City Assets is or has been in material violation of any applicable Environmental Law.

                           (b) To the Seller's knowledge, the Seller has all
Siler City Permits required pursuant to Environmental Laws in connection with the ownership or operation of the Siler City Business or the Siler City Assets, all such Siler City Permits are in full force and effect, no action or proceeding to revoke, limit or modify any such Siler City Permits is pending and the ownership and operation of the Siler City Business and the Siler City Assets is in material compliance in all respects with all terms and conditions thereof. All such Siler City Permits are listed on Schedule 5.5(b).

                           (c) The Seller has not received, and will not receive
due to the consummation of this transaction, any Environmental Action relating to its ownership or operation of the Siler City Business or the Siler City Assets.

                           (d) To the Seller's knowledge, the Seller has filed
all notices since March 24, 1998 required under Environmental Laws indicating the past or present Release (as defined in Section 17.1(n)), generation, treatment, storage or disposal of Hazardous Substances (as defined in Section 17.1(j)) in connection with its ownership or operation of the Siler City Business or the Siler City Assets.

                           (e) Since March 24, 1998, the Seller has not entered
into any written agreement with any governmental authority or any other person by which the Seller has assumed responsibility, either directly or as a guarantor or surety for the remediation of any condition arising from or relating to a Release or threatened Release of Hazardous Substances into the Environment (as defined in Section 17.1(e)).

                           (f) To the Seller's knowledge, there is not now and
has not been since March 24, 1998 a Release or threatened Release of Hazardous Substances into the Environment at, on, in or under any of the Siler City Assets, or arising in any way out of its ownership or operation of the Siler City Business or the Siler City Assets.

                           (g) There is not now and since March 24, 1998 has not
been at any time, on or in any of the Siler City Assets and, to the knowledge of the Seller, was not at, on or in any real property previously owned, leased or operated by the Seller or any predecessor or affiliate in connection with the Siler City Business (i) any generation, use, handling, Release, treatment, recycling, storage or disposal of any "hazardous wastes" (as defined in the Resource Conservation and Recovery Act), (ii) any underground storage tank, surface impoundment, lagoon or other containment facility (past or present) for the temporary or permanent storage, treatment or disposal of Hazardous Substances, (iii) any landfill or solid waste disposal area, (iv) any asbestos-containing material, (v) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment, (vi) any Release or threatened Release, or any visible signs of Releases or threatened Releases, of a Hazardous Substance to the Environment in form or quantity requiring Remedial Action (as defined in Section 17.1(o)) under Environmental Laws or (vii) any Hazardous Substances present at such property, excepting such quantities as are or were handled in accordance with all applicable manufacturer's instructions and Environmental Laws and in proper storage containers, and as are necessary for the operations of the Business and the Assets.

                           (h) To the knowledge of the Seller, based on
reasonable investigation, there is no basis or reasonably anticipated basis for any Environmental Action or Environmental Compliance Costs (as defined in
Section 17.1(g)) in connection with the Siler City Business or the Siler City Assets.

                           (i) Since March 24, 1998 the Seller has not
transported, stored, treated or disposed, nor has it allowed or arranged for any third persons to transport, store, treat or dispose, any Hazardous Substance generated in connection with its ownership or operation of the Siler City Business or the Siler City Assets to or at (i) any location other than a site lawfully permitted to receive such substances for such purposes or (ii) any location designated for Remedial Action pursuant to Environmental Laws; nor has it performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of any Environmental Laws or in any other manner that may result in Environmental Compliance Costs or in an Environmental Action. All locations at which any Hazardous Substances generated in connection with the Seller's ownership or operation of the Siler City Business or the Siler City Assets have been disposed of are listed on Schedule 5.5(i).

         6. REPRESENTATIONS AND WARRANTIES OF THE SELLER CONCERNING THE WILKESBORO BUSINESS. The Seller represents and warrants to the Buyer as follows:

                  6.1 TAX MATTERS. No state of facts exists or has existed that would constitute grounds for the assessment against the Buyer, whether by reason of transferee liability or otherwise, of any liability for any Taxes attributable to any period ending on or before the Closing Date relating to the income, assets and operations of the Wilkesboro Business or the Wilkesboro Assets other than any Taxes accrued on the Closing Balance Sheet, or arising out of the transactions contemplated by this Agreement. There is no pending or threatened Tax audit of any Tax return filed by or on behalf of the Seller with respect to any of the income, assets and operations of the Wilkesboro Business or the Wilkesboro Assets.

                  6.2 COMPLIANCE WITH LAWS. The Seller has complied in all material respects with all federal, state, county, local and foreign laws, ordinances, regulations, orders, judgments, injunctions, awards or decrees applicable to the Wilkesboro Business and the Wilkesboro Assets. To the knowledge of the Seller, the Seller would not be in violation of any law, ordinance, regulation or other requirement applicable to the Wilkesboro Business or any of the Wilkesboro Assets that has been enacted or adopted but is not yet effective, if such law, ordinance, regulation or other requirement were effective at the date hereof. The Seller has not made any illegal payment on behalf of the Wilkesboro Business to officers or employees of any governmental or regulatory body or to customers for the sharing of fees or to customers or suppliers for rebating of charges, engaged in any other illegal reciprocal practices or illegally given any consideration to purchasing agents or other representatives of customers in respect of sales made or to be made by the Seller that relate to the Wilkesboro Business. Except as set forth on Schedule 6.2, no Permit is material to or necessary for the conduct of the Wilkesboro Business or the ownership or use of the Wilkesboro Assets (any such Permits, "WILKESBORO PERMITS"). All Permits included on Schedule 6.2 are in full force and effect and no proceeding is pending or, to the knowledge of the Seller, threatened, to revoke or limit any such Permit. Except as set forth on Schedule 6.2, no action by the Seller or the Buyer is required in order that all such Permits will remain in full force and effect following the consummation of the transactions provided for herein.

                  6.3 REAL ESTATE.

                           6.3.1 OWNERSHIP OF PREMISES. The Seller is the owner
of good, marketable and insurable fee title to the land described on Schedule 6.3.1(a) and to all of the buildings, structures and other improvements located thereon (collectively, the "WILKESBORO OWNED REAL PROPERTY" and together with the Siler City Real Property, the "OWNED REAL PROPERTY") free and clear of all Title Defects (as defined in Section 5.3.1) except as listed on Schedule 6.3.1(b).

                           6.3.2 LEASED PROPERTIES. Schedule 6.3.2(a) is a true,
correct and complete Schedule of all leases, subleases, licenses and other agreements (collectively, the "WILKESBORO REAL PROPERTY LEASES" and together with the Siler City Real Property Leases, the "REAL PROPERTY LEASES") under which the Wilkesboro Business uses or occupies or has the right to use or occupy, now or in the future, any real property (the land, buildings, structures and other improvements covered by the Wilkesboro Real Property Leases being referred to herein as the "WILKESBORO LEASED REAL PROPERTY" and together with the Siler City Leased Real Property, the "LEASED REAL PROPERTY"), which Schedule 6.3.2(a) sets forth the date of and parties to each Wilkesboro Real Property Lease, the date of and parties to each amendment, modification and supplement thereto, the term and renewal terms (whether or not exercised) thereof and a brief description of the Wilkesboro Leased Real Property covered thereby. The Seller has heretofore delivered to the Buyer true, correct and complete copies of all Wilkesboro Real Property Leases (including all modifications, amendments and supplements). Each Wilkesboro Real Property Lease is valid, binding and in full force and effect, all rent and other sums and charges payable by the Seller as tenant thereunder are current, no notice of default or termination under any Wilkesboro Real Property Lease is outstanding, no termination event or condition or uncured default on the part of the Seller or, to the best of the Seller's knowledge, the landlord, exists under any Wilkesboro Real Property Lease, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. To the Seller's knowledge there is no underlying mortgage, deed of trust, lease grant of term or other estate in or interest affecting the fee simple reversionary interest of the landlord under the Wilkesboro Real Property Leases in and to the Wilkesboro Leased Real Property that is superior to the interest of the Seller as tenant under the applicable Wilkesboro Real Property Leases. The Seller holds the leasehold estate under and interest in each Wilkesboro Real Property Lease free and clear of all Title Defects (exclusive of mortgages which will be assumed by the Buyer or satisfied by the Seller at the Closing) except those Title Defects listed on Schedule 6.3.2(b). None of the Seller, or any affiliate or stockholder thereof has any ownership, financial or other interest in the landlord under any Wilkesboro Real Property Lease.

                           6.3.3 ENTIRE PREMISES. All of the land, buildings,
structures, plants, facilities and other improvements used by the Seller in the conduct of the Wilkesboro Business are included in the Wilkesboro Owned Real Property and the Wilkesboro Leased Real Property. The Wilkesboro Leased Real Property and the Wilkesboro Owned Real Property are collectively referred to herein as the "WILKESBORO REAL PROPERTY." The Wilkesboro Real Property and the Siler City Real Property are collectively referred to herein as the "REAL PROPERTY."

                           6.3.4 SPACE LEASES. Schedule 6.3.4 is a true, correct
and complete Schedule of all leases, subleases, licenses and other agreements (collectively, the "WILKESBORO SPACE LEASES" and together with the Siler City Space Leases, the "SPACE LEASES") granting to any person or entity other than the Seller any right to the possession, use, occupancy or enjoyment of the Wilkesboro Real Property or any portion thereof, which Schedule sets forth the date of and parties to each Wilkesboro Space Lease, the date of and parties to each amendment, modification and supplement thereto, the term and renewal terms (whether or not exercised) thereof and a brief description of the portion of the Wilkesboro Real Property covered thereby. The Seller has heretofore delivered to the Buyer true, correct and complete copies of all Wilkesboro Space Leases (including all modifications, amendments and supplements). Each Wilkesboro Space Lease is valid, binding and in full force and effect, all rent and other sums and charges payable by the tenant or occupant thereunder (each a "WILKESBORO SPACE TENANT" and together with the Siler City Space Tenants, the "SPACE TENANTS") are current, no notice of default or termination under any Wilkesboro Space Lease is outstanding, no termination event or condition or uncured default on the part of the Seller or, to the best of the Seller's knowledge, the Wilkesboro Space Tenant, exists under any Wilkesboro Space Lease, and no event has occurred and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. The Seller holds the landlord's interest in each Wilkesboro Space Lease free and clear of all Title Defects (exclusive of mortgages which will be satisfied by the Seller at the Closing). None of the Seller, or any affiliate thereof has any ownership, financial or other interest in the Space Tenant under any Wilkesboro Space Lease.

                           6.3.5 NO OPTIONS. Except as set forth on Schedule
6.3.5, none of the Seller, or any affiliate thereof owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of the Wilkesboro Real Property or any portion thereof or interest therein.

                           6.3.6 CONDITION AND OPERATION OF IMPROVEMENTS. All
components of all buildings, structures and other improvements included within the Wilkesboro Real Property (the "WILKESBORO IMPROVEMENTS" and together with the Siler City Improvements, the "IMPROVEMENTS"), including but not limited to the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good operating condition and repair, subject to continued repair and replacement in accordance with past practice. To the Seller's knowledge, all water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving each Wilkesboro Real Property parcel are installed and operating and are sufficient to enable each such parcel to continue to be used and operated in the manner currently being used and operated, and any so-called hookup fees or other associated charges have been fully paid. To the Seller's knowledge, each such utility or other service is provided by a public or private utility or service company and enters the applicable Wilkesboro Real Property parcel from an adjacent public street or valid private easement owned by the supplier of such utility or other service. To the Seller's knowledge, each Wilkesboro Improvement has direct access to a public street adjoining the Wilkesboro Real Property on which such Wilkesboro Improvement is situated over the driveways and accessways currently being used in connection with the use and operation of such Wilkesboro Improvement, and no existing accessway, crosses or encroaches upon any property or property interest not owned or leased by the Seller. To the Seller's knowledge, no Wilkesboro Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other improvement not included in the Wilkesboro Real Property.

                           6.3.7 REAL PROPERTY LAWS. The Wilkesboro Real
Property and its continued use, occupancy and operation as currently used, occupied and operated does not constitute a material nonconforming use under any applicable Real Property Law. The continued existence, use, occupancy and operation of each Wilkesboro Improvement in the manner presently used, occupied or operated is not dependent on the granting of any special permit, exception, approval or variance. The Seller has no knowledge of any pending or anticipated change in any Real Property Law that would have a material adverse effect upon the ownership, use, occupancy or operation of the Wilkesboro Real Property or any portion thereof, or upon the making of reasonable additions or alterations to the Wilkesboro Improvements thereat or upon reconstruction of any Wilkesboro Improvement in the event of a casualty. No dispute currently exists between the Seller and any governmental authority having jurisdiction over the Wilkesboro Real Property with respect to any Real Property Law or the application thereof to the Wilkesboro Real Property.

                  6.4 OWNERSHIP AND ADEQUACY OF ASSETS. The Seller owns outright and has good title to all of the Wilkesboro Assets being transferred to the Buyer hereunder (other than the Wilkesboro Leased Real Property and leased equipment), in each case free and clear of any Liens (other than Liens securing indebtedness under the Bank Credit Agreements and equipment Liens as described in Schedule 6.4. The Wilkesboro Assets include all rights, properties and other assets necessary to the conduct of the Wilkesboro Business in the same manner as it has been conducted prior to the date hereof.

                  6.5 ENVIRONMENTAL MATTERS. Except as disclosed on Schedule
6.5:

                           (a) Neither the Seller's conduct of the Wilkesboro
Business nor its ownership or operation of the Wilkesboro Assets is or has been in material violation of any applicable Environmental Law.

                           (b) The Seller has all Wilkesboro Permits required
pursuant to Environmental Laws in connection with the ownership or operation of the Wilkesboro Business or the Wilkesboro Assets, all such Wilkesboro Permits are in full force and effect, no action or proceeding to revoke, limit or modify any such Wilkesboro Permits is pending and the ownership and operation of the Wilkesboro Business and the Wilkesboro Assets is in material compliance in all respects with all terms and conditions thereof. All such Wilkesboro Permits are listed on Schedule 6.5(b).

                           (c) The Seller has not received, and will not receive
due to the consummation of this transaction, any Environmental Action relating to its ownership or operation of the Wilkesboro Business or the Wilkesboro Assets.

                           (d) The Seller has filed all notices required under
Environmental Laws indicating the past or present Release (as defined in Section 17.1(n)), generation, treatment, storage or disposal of Hazardous Substances (as defined in Section 17.1(j)) in connection with its ownership or operation of the Wilkesboro Business or the Wilkesboro Assets.

                           (e) The Seller has not entered into any written
agreement with any governmental authority or any other person by which the Seller has assumed responsibility, either directly or as a guarantor or surety for the remediation of any condition arising from or relating to a Release or threatened Release of Hazardous Substances into the Environment (as defined in Section 17.l(e)).

                           (f) To the Seller's knowledge, there is not now and
has not been at any time in the past a Release or threatened Release of Hazardous Substances into the Environment at, on, in or under any of the Wilkesboro Assets, or arising in any way out of its ownership or operation of the Wilkesboro Business or the Wilkesboro Assets.

                           (g) There is not now and has not been at any time in
the past at, on or in any of the Wilkesboro Assets and, to the knowledge of the Seller, was not at, on or in any real property previously owned, leased or operated by the Seller or any predecessor or affiliate in connection with the Wilkesboro Business (i) any generation, use, handling, Release, treatment, recycling, storage or disposal of any "hazardous wastes" (as defined in the Resource Conservation and Recovery Act), (ii) any underground storage tank, surface impoundment, lagoon or other containment facility (past or present) for the temporary or permanent storage, treatment or disposal of Hazardous Substances, (iii) any landfill or solid waste disposal area, (iv) any asbestos-containing material, (v) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment, (vi) any Release or threatened Release, or any visible signs of Releases or threatened Releases, of a Hazardous Substance to the Environment in form or quantity requiring Remedial Action (as defined in Section 17.1(o)) under Environmental Laws or (vii) any Hazardous Substances present at such property, excepting such quantities as are or were handled in accordance with all applicable manufacturer's instructions and Environmental Laws and in proper storage containers, and as are necessary for the operations of the Business and the Assets.

                           (h) To the knowledge of the-Seller, based on
reasonable investigation, there is no basis or reasonably anticipated basis for any Environmental Action or Environmental Compliance Costs (as defined in
Section 17.1(g)) in connection with the Wilkesboro Business or the Wilkesboro Assets.

                           (i) The Seller has not transported, stored, treated
or disposed, nor has it allowed or arranged for any third persons to transport, store, treat or dispose, any Hazardous Substance generated in connection with its ownership or operation of the Wilkesboro Business or the Wilkesboro Assets to or at (i) any location other than a site lawfully permitted to receive such substances for such purposes or (ii) any location designated for Remedial Action pursuant to Environmental Laws; nor has it performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of any Environmental Laws or in any other manner that may result in Environmental Compliance Costs or in an Environmental Action. All locations at which any Hazardous Substances generated in connection with the Seller's ownership or operation of the Wilkesboro Business or the Wilkesboro Assets have been disposed of are listed on Schedule 6.5(i).

         7. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller as follows:

                  7.1 DUE INCORPORATION AND QUALIFICATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of North Carolina and has the corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now conducted. Prior to the consummation of the Closing, the Buyer is not required to be qualified as a foreign corporation in any jurisdiction.

                  7.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. The Buyer has the requisite corporate power and authority to enter into, execute and deliver this Agreement and each and every other agreement and instrument contemplated hereby to which the Buyer is or will be a party, and to perform fully the Buyer's obligations hereunder and thereunder, and this Agreement and each such other agreement and instrument, upon execution and delivery by the Buyer, will be duly executed and delivered by the Buyer and (assuming due execution and delivery hereof and thereof by the other parties hereto and thereto) will be valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms.

                  7.3 NON-CONTRAVENTION. Neither the execution and delivery of this Agreement or any other agreement or instrument contemplated hereby, the consummation of the transactions contemplated hereby or thereby nor the performance of this agreement or any other agreement or instrument contemplated hereby in accordance with their respective terms and conditions by the Buyer (a) requires the approval or consent of any governmental body or (b) conflicts with or results in any breach or violation of, results in a material modification of the effect of, otherwise causes the termination of, or constitutes (or with notice or lapse of time or both would constitute) a default under, any certificate of incorporation, by-law, judgment, decree, order, statute, rule, Permit or governmental regulation applicable to the Buyer.

                  7.4 NO BROKER. No broker, finder, agent or similar intermediary has acted for or on behalf of the Buyer or any affiliate of the Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Buyer or any of its affiliates; provided, however, that the Buyer has received financial advice from Jacobs Capital, L.L.C. ("JACOBS") and that the Buyer will be solely responsible for the fees and expenses of such firm.

                  7.5 FINANCING. The Buyer has received commitment letters for the financings needed to effectuate the transactions contemplated by this Agreement. The Buyer has delivered to the Seller true and complete copies of all such financing commitment letters and the Buyer has no reason to believe it will not be able to consummate the financing described thereon.

         8. COVENANTS AND AGREEMENTS. The parties covenant and agree as follows:

                  8.1 CONDUCT OF BUSINESS. From the date hereof through the Closing Date, the Seller shall conduct the Business in the ordinary course of business and, without the prior written consent of the Buyer, the Seller shall not undertake any of the actions specified in Sections 4.9, 5.5(i) and 6.5(i).

                  8.2 INSURANCE. From the date hereof through the Closing Date, the Seller shall maintain in force (including necessary renewals thereof) the insurance policies relating to the Business or any of the Assets listed on
Schedule 4.8, except to the extent that they may be replaced with policies appropriate to insure the assets, properties and business of the Business or any of the Assets to the same extent as currently insured.

                  8.3 PRESERVATION OF BUSINESS. From the date hereof through the Closing Date, the Seller shall use its best efforts to preserve the business organization of the Business intact, use its best efforts to keep available the services of the employees and the present consultants and agents of the Business, use its best efforts to maintain the present suppliers and customers of the Business and use its best efforts to preserve the goodwill of the Business.

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

                  8.4 LITIGATION. From the date hereof through the Closing Date, the Seller shall promptly notify the Buyer of any investigations of which the Seller has knowledge or any lawsuits, claims or proceeding that after the date hereof are commenced or, to the knowledge of the Seller, threatened against the Seller or against any officer, director, employee, consultant, agent, stockholder or other representative of the Seller arising out of or relating to the affairs or conduct of the Business or relating to any of the Assets.

                  8.5 CONTINUED EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES OF THE SELLER. From the date hereof through the Closing Date, the Seller shall not take any action that would result (or omit to take any action if such omission would result) in nonsatisfaction of the condition set forth in Section
9.1 that all representations and warranties contained in Sections 4, 5 and 6 shall continue to be true in all material respects on and as of the Closing Date as if made on and as of the Closing Date and the Seller shall promptly give notice to the Buyer of any event, condition or circumstance occurring from the date hereof through the Closing Date that would cause such representations and warranties to become untrue in any respect or that would constitute a violation or breach of this Agreement.

                  8.6      CORPORATE EXAMINATIONS AND INVESTIGATIONS.

                           (a) Prior to the Closing Date, the Buyer shall be
entitled, through its employees and representatives, including, without limitation, Kennedy Covington Lobdell & Hickman, L.L.P., Deloitte & Touche, and Jacobs to make such investigation of the assets, properties, business and operations of the Business and such examination of the books, records and financial conditions of the Business as the Buyer reasonably deems necessary. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and the Seller shall cooperate fully therein. No investigation by the Buyer shall, however, diminish or obviate in any way any of the representations, warranties, covenants or agreements of the Seller under this Agreement. In order that the Buyer may have full opportunity to make such business, accounting, legal and environmental review, examination or investigation as it deems necessary, the Seller shall furnish or make available to the representatives of the Buyer during such period all such information and copies of such documents concerning the affairs of the Seller as such representatives may reasonably request, and the Seller shall cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such review and examination and to make full disclosure to the Buyer of all material facts affecting the financial condition and business operations of the Business. In addition, the Seller shall make available to the Buyer and its representatives full and complete copies of all returns, reports and forms filed by the Seller relating to Taxes on the Business for taxable periods for which the statute of limitations for the assessment of taxes has not expired.

                           (b) Notwithstanding the foregoing, without the prior
written consent of the Seller, the Buyer shall not take groundwater or soil samples or perform any soil or groundwater testing. If the Buyer requests permission to engage in groundwater and/or soil sampling or testing, and such permission is denied by the Seller, then the Buyer may elect within five business days of such denial to terminate this Agreement without penalty.

                  8.7 OTHER TRANSACTIONS. Prior to the Closing Date or termination of this Agreement other than by the Seller's breach, neither the Seller nor any of its respective representatives shall, directly or indirectly,
(a) encourage, initiate or engage in any discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group, other than the Buyer, concerning or (b) consummate, any sale of all or any material part of the Assets or the Business, any merger or consolidation of the Seller with or into any other entity or any other transaction effecting a change in control of the Seller or otherwise involving all or any material part of the Business or any of the Assets (each an "ACQUISITION"), except for discussions and negotiations with respect to consents necessary to the transactions contemplated hereby and except for any sales of any of the Assets in the ordinary course of the Seller's business; provided, however, that nothing contained in this Section 8.7 shall (i) prohibit the Seller from selling, assigning or transferring its business or assets to another person or from merging or consolidating with another person, so long as the prospective buyer agrees to honor this Agreement and to consummate the transactions contemplated by this Agreement and the Seller remains liable under Sections 13 and 14 hereof, or (ii) prohibit the Board of Directors of the Seller from furnishing information to, or entering into discussions or negotiations with, or otherwise facilitating any effort or attempt to make or implement an Acquisition with, any person or entity that after the date hereof makes an unsolicited written, bona fide proposal (an "UNSOLICITED PROPOSAL") to acquire the Business or the Assets pursuant to a merger, consolidation, share exchange, sale of stock or sale of assets or other similar transaction, if, and only to the extent that (A) the Board of Directors of the Seller receives the written advice of counsel that such action is necessary for the Board of Directors of the Seller to comply with its fiduciary duties to shareholders under applicable law and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Seller provides reasonable notice to the Buyer to the effect that it is furnishing information to, or entering into discussions or negotiations with, or otherwise facilitating any effort or attempt to make or implement an Acquisition Proposal with, such person or entity. If any third party contacts the Seller or any of its affiliates with any proposal or expression of interest concerning any such transaction, the Seller promptly shall notify the Buyer of the identity of such third party and the nature and terms, if any, of such proposal or expression of interest.

                  8.8 THIRD PARTY CONSENTS. Prior to the Closing Date, the Seller, at its sole expense, shall obtain all consents, permits and approvals from parties to any contracts or other agreements with the Seller that relate to the Business or any of the Assets, and from governmental and regulatory authorities, that may be required in connection with the performance by the Seller of its obligations under this Agreement, the continuance of such contracts or other agreements after the Closing, the assignment of such contracts or other agreements to the Buyer and the continued validity and effectiveness of all Permits after the Closing. All such consents shall be in writing and executed counterparts thereof shall be delivered to the Buyer at or prior to the Closing. The Seller shall not agree to any modification of any contract, agreement or Permit in the course of obtaining any such consent.

                           In the event any such consent or approval is not
obtained and the Buyer chooses to waive, in part, this Section 8.8 on or prior to the Closing Date, the Seller shall assist the Buyer in obtaining any such approval or consent after the Closing Date until such time as such consent or approval has been obtained; and the Seller will cooperate with the Buyer in any lawful and economically feasible arrangement to provide that the Buyer shall receive the interest of the Seller in the benefits under any such instrument, contract, lease or permit or other agreement or arrangement, including performance by the Seller as agent, if economically feasible, provided that the Buyer shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent the Buyer would have been responsible therefor hereunder if such consent or approval had been obtained.

                  8.9 ENVIRONMENTAL TRANSFER, LAWS. The Seller represents and warrants to the Buyer that no Environmental Laws require the submission of notice to the Buyer or to any government authority in connection with the transfer of title to the Assets and to the Business, except for Environmental Laws concerning the transfer or modification of permits, licenses or authorizations issued pursuant to Environmental Laws.

                  8.10 TITLE REPORT AND SURVEY. Within ten (10) days after the date hereof, the Seller shall deliver to the Buyer's counsel copies of all existing title policies and surveys with respect to the Real Property.

                  8.11     EMPLOYMENT STATUS.

                           (a) At the Closing, the Buyer shall offer employment
to such of Sellers' Employees as Buyer shall determine in its sole discretion.

                           (b) As soon as practicable following the Closing
Date, the Seller shall cause the Ithaca Industries Employee Retirement Plan (the "401(k) Plan") to transfer to a plan sponsored or to be established by the Buyer all assets under such plan and liabilities for benefit payments with respect to any participant who, immediately after the Closing, is employed by the Buyer. The Seller shall, prior to such transfer, contribute to the 401(k) Plan all amounts required to be contributed to the 401(k) Plan on account of the period through the Closing Date. The Buyer represents and covenants that the transferee plan (i) is or will be a qualified plan and (ii) will preserve all accrued benefits to the extent as required by section 411(d)(6) of the Code.

                           (c) The Buyer shall be solely responsible for any
severance or termination pay due on account of the termination of employment of the Seller's employees on or after the Closing Date, either because they are not offered employment by the Buyer or for any other reason other than their refusal to accept employment on substantially the same terms and conditions as in effect at the time of Closing. The Seller shall be solely responsible for any severance or termination pay due on account of the termination of employment of any of the Seller's employees prior to the Closing Date.

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

                  8.12 REPLACEMENT OF LETTERS OF CREDIT. Set forth on Schedule
8.12 is a list of all letters of credit posted by or on behalf of the Seller in connection with the Business. The Buyer agrees that it will replace each letter of credit on or prior to the Closing Date with letters of credit issued by the Buyer's lenders and cause Seller's letters of credit to be returned to the Seller at Closing or in the alternative the Buyer will supply a back-to-back letter of credit to Seller's issuer. The Buyer agrees to indemnify and hold harmless the Seller from and against any losses incurred by the Seller after the Closing in connection with, or in any way relating to, the Buyer's failure to replace the letters of credit listed on Schedule 8.12 or failure to issue a back-to-back letter of credit.

                  8.13 Y2K COMPLIANCE. The Seller will, at its own expense, continue its Y2K compliance activities and testing related to the Business in accordance with past practices up until the Closing.

         9. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER. The obligations of the Buyer to complete the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it:

                  9.1 REPRESENTATIONS AND COVENANTS OF THE SELLER. The representations and warranties of the Seller contained in this Agreement shall be true in all material respects, except where qualified by materiality, then true according to their terms, on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Seller and its affiliates shall have performed and complied with all covenants or agreements required by this Agreement to be performed or complied with by the Seller or its affiliates on or prior to the Closing Date. The Seller shall have delivered to the Buyer a certificate, dated the Closing Date and signed by a senior executive officer of the Seller, to the foregoing effect and stating that all conditions to the Buyer's obligations hereunder have been satisfied.

                  9.2 GOVERNMENTAL PERMITS AND APPROVALS. All Permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained.

                  9.3 CONSENTS. All consents, permits and approvals from the Seller's board of directors, lenders, parties to any contracts, leases or other agreements of the Seller, and from governmental and regulatory authorities, that may be required in connection with (a) the performance by the Seller of its obligations under this Agreement, (b) the assignment of each of the contracts and agreements listed on Schedules 4.16, the Real Property Leases and the Space Leases and (c) the continued validity and effectiveness of the Permits after the Closing shall have been obtained and no modification to any such contract, agreement or Permit shall have been made in connection with the obtaining of such consents. All consents and approvals from the Buyer's board of directors and lenders shall have been obtained.

                  9.4 NO MATERIAL ADVERSE CHANGE. Since January 31, 1999, there shall have been no material adverse change in the assets, properties, business, prospects, operations or condition (financial or otherwise) of the Business or any of the Assets, and the Seller shall not know of any such change that is threatened, nor shall there have been any damage, destruction or loss materially adversely affecting the Business or any of the Assets, whether or not covered by insurance.

                  9.5 LITIGATION. No action, suit or proceeding shall have been instituted or, to the knowledge of the Seller, threatened by any governmental or regulatory body or any other person before any court or governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or that has or may have a material adverse effect on any of the assets, properties, business, prospects, operations or condition (financial or otherwise) of the Business or any of the Assets.

                  9.6 OPINION OF COUNSEL TO THE SELLER. The Buyer shall have received an opinion substantially in the form attached as Exhibit C, of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Seller, dated the Closing Date and addressed to the Buyer.

                  9.7 ADDITIONAL CLOSING DOCUMENTS OF THE SELLER. The Seller shall have executed and delivered to the Buyer the following documents, each dated the Closing Date:

                           (a) a bill of sale and assignment in the form of
Exhibit D (the "BILL OF SALE AND ASSIGNMENT");

                           (b) a trademark assignment in the form of Exhibit E
(the "TRADEMARK ASSIGNMENT");

                           (c) a patent assignment in the form of Exhibit F (the
"PATENT ASSIGNMENT");

                           (d) an assignment and assumption in the form of
Exhibit G-1 and G-2 (a "REAL PROPERTY LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT") for each Real Property Lease;

                           (e) a special warranty deed (the "DEED") (or its
equivalent in each applicable state) in proper statutory form for recording for each parcel of Owned Real Property;

                           (f) such further instruments of sale, transfer,
conveyance, assignment or delivery covering the Assets or any part thereof as the Buyer may reasonably require to assure the full and effective sale, transfer, conveyance, assignment or delivery to it of the Assets (including the Siler City Permits and the Wilkesboro Permits);

                           (g) any and all real property transfer tax returns
and other similar filings required by law in connection with the transactions contemplated hereby and relating to the Real Property and the Real Property Leases, any part thereof or ownership interest therein, all duly and properly executed and acknowledged by the Seller, together with such filings as shall have been required by law or reasonably requested by the Buyer;

                           (h) an affidavit of an officer of the Seller sworn to
under penalty of perjury, setting forth the Seller's name, address and Federal tax identification number and stating that the Seller is not a "foreign person" within the meaning of section 1445 of the Code; and

                           (i) a certificate, in form and substance satisfactory
to the Buyer in its reasonable judgment, signed by the secretary of the Seller, certifying that full and complete copies of the following are attached thereto:
(i) minutes of the board of directors of the Seller authorizing and approving this Agreement and the transactions contemplated hereby and (ii) such other documents or instruments as the Buyer may reasonably request to carry out the intent and purpose of this Agreement.

                  9.8 TITLE INSURANCE. The Buyer shall have received, at its own cost and expense, an owner's extended coverage policy of title insurance with respect to each parcel of Owned Real Property and a leasehold extended coverage policy of title insurance with respect to each parcel of Leased Real Property, in each case issued on the Closing Date. Each such title insurance policy shall be in an amount designated by the Buyer and shall insure the Buyer's ownership of fee title (with respect to the Owned Real Property) or leasehold title (with respect to the Leased Real Property) without any of the Schedule B standard preprinted exceptions (other than taxes not yet due and payable) and free and clear of Title Defects and other exceptions to or exclusions from coverage except those Title Defects listed on Schedules 5.3.1(b), 5.3.2(b), 6.3.1(b) and 6.3.2(b). Each such title insurance policy shall be in form satisfactory to the Buyer.

                  9.9 SURVEY. The Buyer shall have received, at the Buyer's expense, a current survey of each parcel of Owned Real Property and of each parcel of Leased Real Property, in each case prepared in insurable form in accordance with standards applicable to registered and licensed land surveyors making surveys in the States in which such parcels are located. Each such survey shall be certified to the Buyer and the Title Company and shall be in form satisfactory to the Buyer.

                  9.10 ESTOPPEL CERTIFICATES.

                           (a) The Buyer shall have received, without expense to
it, a current estoppel certificate from the landlord under each Real Property Lease stating (i) that such Real Property Lease is in full force and effect and has not been amended, modified or supplemented other than as set forth on Schedules 5.3.2(a) and 6.3.2(a), (ii) that all rent and other sums and charges payable under such Real Property Lease are current and setting forth the date through which such payments have been made, (iii) setting forth the term of such Real Property Lease, (iv) the amount of any tenant security or other similar deposit held by or on behalf of such landlord under such Real Property Lease,
(v) that no notice of default on the part of the Seller or termination notice has been served under such Real Property Lease that remains outstanding, (vi) that to the best of such landlord's knowledge, no

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uncured default or termination event or condition exists under such Real
Property Lease and that no event has occurred or condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition and (vii) that the consummation of the transactions provided for herein will not constitute a default under such Real Property Lease or grounds for the termination thereof or for the exercise of any other right or remedy adverse to the interests of the tenant thereunder. Each such estoppel certificate shall otherwise be in form satisfactory to the Buyer.

                           (b) The Buyer shall have received, without expense to
it, a current estoppel certificate from the Space Tenant under each Space Lease stating (i) that such Space Lease is in full force and effect and has not been amended, modified or supplemented other than as set forth on Schedules 5.3.4 and 6.3.4, (ii) that all rent and other sums and charges payable under such Space Lease are current and setting forth the date through which such payments have been made, (iii) that no rent or other sum or charge has been paid more than one month in advance, (iv) the amount of any tenant security or other similar deposit made under such Space Lease, (v) that no notice of default or termination under such Space Lease is outstanding, (vi) that to the best of such Space Tenant's knowledge, the landlord under such Space Lease is not in default of any obligations on its part to be performed under such Space Lease, (vii) that no default, event or condition has occurred or exists under such Space Lease that entitles such Space Tenant to terminate such Space Lease and that no event has occurred or condition exists that, with the giving of notice or the lapse of time or both, would entitle such Space Tenant to terminate such Space Lease, (viii) that, as of the date of such certificate, such Space Tenant has no charge, lien, claim, defense or offset of any kind against the rents or other charges payable by such Space Tenant under such Space Lease or otherwise against the Seller, (ix) that any and all construction and/or alteration work required to be performed by the landlord under such Space Lease has been performed and
(x) that the consummation of the transactions provided for herein will not constitute a default under such Space Lease or grounds for the termination thereof or for the exercise of any other right or remedy adverse to the interests of the Seller as landlord thereunder. Each such estoppel certificate shall otherwise be in form satisfactory to the Buyer.

                  9.11 ENVIRONMENTAL AUDIT. An environmental consultant, selected by the Buyer shall have delivered to the Buyer final written reports of the results of environmental assessments, including evaluation of compliance with Environmental Laws, of the Business and the Assets, which shall be satisfactory in scope and content to the Buyer. The environmental consultant's assessments and reports shall be conducted and prepared at the sole expense of the Buyer.

                  9.12 EXISTING LIENS. Prior to the Closing, the Buyer shall have received copies of Requests for Information (Form UCC-11), or equivalent reports, listing all effective financing statements that name the Seller as debtor and that are filed in any county of North Carolina.

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

                  9.13 COMPLETION OF FINANCING. The Buyer shall have completed the financings contemplated by the commitment letters, copies of which have heretofore been delivered to the Seller.

         10. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE SELLER. The obligations of the Seller to complete the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Seller.

                  10.1 REPRESENTATIONS AND COVENANTS OF THE BUYER. The representations and warranties of the Buyer contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Buyer shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by the Buyer on or prior to the Closing Date. The Buyer shall have delivered to the Seller a certificate, dated the Closing Date and signed by a senior executive officer of the Buyer, to the foregoing effect and stating that all conditions to the Seller's obligations hereunder have been satisfied.

                  10.2 GOVERNMENTAL PERMITS AND APPROVALS. All Permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained.

                  10.3 LITIGATION. There shall not be in effect any preliminary or permanent injunction or other order issued by a court or other governmental body or agency of competent jurisdiction directing that the transactions contemplated hereby not be consummated.

                  10.4 OPINION OF COUNSEL TO THE BUYER. The Seller shall have received an opinion substantially in the form attached hereto as Exhibit H of Kennedy Covington Lobdell & Hickman, L.L.P., counsel to the Buyer, dated the Closing Date and addressed to the Seller.

                  10.5 CONSENT OF THE LENDERS UNDER THE BANK CREDIT AGREEMENT. Seller shall have received consent from the lenders under the Bank Credit Agreements to the transactions contemplated hereby; provided that the Seller hereby represents and warrants to the Buyer that it has no reason to believe it will not be able to obtain the consent of such lenders.

                  10.6     ADDITIONAL CLOSING DOCUMENTS OF THE BUYER.

                           (a) The Buyer shall have executed and delivered to
the Seller the following documents, each dated the Closing Date:

                                    (i) an assumption of liabilities in the form
of Exhibit I (the "ASSUMPTION OF LIABILITIES");

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

                                    (ii) a Real Property Lease Assignment and
Assumption Agreement for each Real Property Lease;

                                    (iii) a certificate, in form and substance
reasonably satisfactory to the Seller, signed by the secretary of the Buyer, certifying that full and complete copies of the following are attached thereto:
(A) resolutions of the board of directors of the Buyer authorizing and approving this Agreement and the transactions contemplated hereby and (B) such other documents or instruments as the Seller may reasonably request to carry out the intent and purpose of this Agreement; and

                                    (iv) an assumption of the Seller's
employment agreements with Brian F. Slagle, Glenn "Buzz" Floyd and Wiley L. Brown substantially in the form of Exhibit J-1, J-2 and J-3.

                  10.7 RECEIPT OF REPLACEMENT LETTERS OF CREDIT. The Seller shall have received the letters of credit referred to in Section 8.12.

         11.      POST-CLOSING COVENANTS AND AGREEMENTS.

                  11.1 AUDIT OF BUSINESS. The Buyer shall at its expense conduct a Final Audit in accordance with the terms and conditions of Section 3.2(a).

                  11.2 EXPENSES OF SALE. Except to the extent otherwise expressly provided in this Agreement, the parties to this Agreement shall bear their respective direct and indirect expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated, including, without limitation, all fees, charges, disbursements and expenses of agents, representatives, counsel and accountants. All transfer, documentary, gross receipt, sales and use taxes and similar liabilities, if any, resulting from the sale, assignment, transfer and delivery hereunder of any of the Assets or the Business shall be paid by the Seller.

                  11.3 INDEMNIFICATION OF BROKERAGE. The Buyer, on the one hand, and the Seller, on the other hand, each agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of the Buyer or any of its affiliates (other than Jacobs, for whom the Buyer shall be solely responsible), on the one hand, or by the Seller or any of its affiliates, on the other hand, and to bear the cost of legal expenses incurred in defending against any such claim.

                  11.4 BULK SALES LAWS. The Buyer and Seller acknowledge that this transaction involves a transfer in bulk, and not in the ordinary course of the Seller's business, a major part of the materials, supplies, merchandise or other inventory of the Seller's business and acknowledge that the North Carolina bulk transfer laws are applicable to the transactions contemplated by this Agreement. The Seller agrees promptly and

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

diligently to pay and discharge when due or to contest or litigate all claims of creditors that are asserted against the Buyer by reason of any non-compliance with such laws, except to the extent such claims are Assumed Liabilities.

                  11.5 COLLECTION OF RECEIVABLES. The Seller agrees that the Buyer shall have the right and authority to collect for its own account or the account of its affiliates all receivables of the Seller that are transferred and assigned to the Buyer as provided herein and the Buyer and its affiliates have the right to endorse with the name of the Seller any checks received on account of any such receivable. The Seller agrees that it will promptly transfer and deliver to the Buyer any cash or other property that the Seller may receive in respect of such receivables.

                  11.6 MAIL. The Seller agrees that at any time and from time to time after the Closing, the Buyer and the Buyer's affiliates shall have the right and authority to open all mail received by the Business, even if addressed to the Seller, for processing or forwarding to the Seller, as appropriate.

                  11.7 TRUE-UP OF BONUS PLAN OBLIGATION. Within 10 days after the actual obligation of the Seller under the Bonus Plan is finally determined, the Seller shall notify the Buyer thereof and if the amount as determined is less than $270,000, which amount shall be calculated in accordance with the analysis dated February 10, 1999 provided by the Seller to the Buyer, the Buyer shall pay to the Seller, in cash or equivalent, the difference. Any disagreement between the Buyer and the Seller shall be settled by submitting the issue to the Accounting Firm, whose decision shall be final and binding on both the Buyer and the Seller and whose fees shall be paid one-half by the Seller and one-half by the Buyer.

                  11.8 FURTHER ASSURANCES. At any time and from time to time after the Closing, at the Buyer's or Seller's request and without further consideration, the Seller and the Buyer shall execute and deliver such further documents, and perform such further acts, as may be necessary in order to effectively transfer and convey the Assets to the Buyer, or to enable the Buyer to properly assume the Assumed Liabilities on the terms herein contained, and to otherwise comply with the terms of this Agreement and consummate the transactions herein provided.

                  11.9 TRANSITIONAL AGREEMENTS. The Seller agrees that in order to effect an orderly transition of the Business to the Buyer,

                           (a) The Seller will provide to the Buyer, at a charge
of $100.00 per hour, assistance from appropriate Seller personnel in the installation of the EDI and order entry system from Wilkesboro to Siler City;

                           (b) The Seller will provide the following reporting
services as currently being performed (including but not limited to payroll, production planning and order entry) to facilitate the management of the Wilkesboro facilities for a period of up to five months, at the Buyer's election, at the following charges to the Buyer: (i) source

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

payroll plus gross to net interface at a charge to the Buyer of $4,200.00 per month; (ii) order processing and shipping plus EDI and accounts receivable interfaces, at a charge to the Buyer of $8,400.00 per month; and (iii) manufacturing (minus inventory), production planning, scheduling, and production control, at a charge to the Buyer of $16,800.00 per month.

                           (c) The Seller will assume responsibility for, and
will pay, all health and hospitalization claims, and workers compensation claims that are reported after the Closing for costs or occurrences dating prior to the Closing Date, and all payroll and associated costs through the Closing Date.

                           (d) The Seller will, as soon as practicable but in no
event later than 5 days after the Closing, provide to the Buyer all accounts receivable invoices showing customers, dates and amounts as of a date as near as practicable to the Closing Date; and

                           (e) The Seller will permit the Buyer to utilize, in
the normal course of business, the Seller's telephone system for 30 days after the Closing, at a cost of $500.00 per month plus the cost of calls made by the Buyer; and

                  11.10 NON-COMPETITION COVENANT OF THE SELLER.

                           (a) NON-COMPETE. For a period of five years following
the Closing Date, the Seller shall not, directly or indirectly, through any subsidiary or otherwise, in the Restricted Territory (as defined in Section 11.10(d)), in any form or manner, (i) engage in the women's hosiery business, whether for its own account or for the account of any other person; or (ii) become interested in any such person as a partner, stockholder, officer, director, principal, agent, employee, trustee, consultant or in any other relationship or capacity ("COMPETITION"); provided, however, Seller may own, directly or indirectly, solely as a passive investment, securities of any person which are traded on any national securities exchange if (x) the Seller or any of its affiliates (1) is not a controlling person of, or a member of a group which controls, such person and (2) does not, directly or indirectly, own 1% or more of any class of securities of such person and (y) such person does not, directly or indirectly, derive 20% or more of its total revenues from activities described in clause (i) above. Notwithstanding the prior sentence, the Seller may sell, assign or transfer all or substantially all its business or assets to, or may merge or consolidate with, any person who is, or becomes, engaged in the hosiery business.

                           (b) NO SOLICITATION. For a period of five years
following the Closing Date, the Seller shall not, directly or indirectly, through any subsidiary or otherwise, in the Restricted Territory solicit or enter into any transaction with any customer of the Buyer for the purpose of making any sale to such customer of products, processes, goods or services the sale of which would constitute Competition.

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

                           (c) NO INDUCEMENT OF EMPLOYEES. For a period of five
years following the Closing Date, the Seller shall not, directly or indirectly, through any subsidiary or otherwise, induce or attempt to induce any Employee to leave his or her employment with the Buyer.

                           (d) RESTRICTED TERRITORY. For purposes of this
Agreement "Restricted Territory" shall mean:

                                    (i) any State in which the Business
conducts, or has demonstrable plans to conduct, business as of the Closing Date;

                                    (ii) any State east of the Mississippi River
and the State of Texas; and

                                    (iii) the United States.

                           (e) SPECIFIC PERFORMANCE. The right and remedy to
have this Section 11.10 specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Buyer and that money damages will not provide adequate remedy to the Buyer.

                  11.11 CORPORATE RECORDS RETAINED BY THE SELLER. After the Closing Date, the Seller shall not destroy any book, record, report, file, contract or any other document pertaining to the Business during the next six years beginning on the Closing Date, without first giving 30 days prior written notice of the documents intended to be destroyed to the Buyer, and allowing the Buyer to copy, at the Buyer's expense, or to remove and take possession, at the Buyer's expense, of any book, record, report, file, contract or any other document intended to be destroyed. After the Closing Date, the Buyer shall be entitled, through its officers, directors, employees, auditors and other representatives, to full and free access to the books, records, reports, files, contracts and other documents of the Seller, and the Buyer shall also be entitled to make copies, at the Buyer's expense, of any such documents.

                  11.12 BUSINESS RECORDS ACQUIRED BY THE BUYER. After the Closing Date, the Buyer shall not destroy any book, record, report, file, contract or any other document pertaining to the Business Records during the next six years beginning on the Closing Date, without first giving 30 days prior written notice of the documents intended to be destroyed to the Seller, and allowing the Seller to copy, at the Seller's expense, or to remove and take possession, at the Seller's expense, of any book, record, report, file, contract or any other document pertaining to the Business Records, intended to be destroyed. After the Closing Date, the Seller shall be entitled, through its officers, directors, employees, auditors and other representatives, to full and free access for bona fide business purposes to the books, records, reports, files, contracts and other documents pertaining to the Business Records for periods prior to the Closing Date, and the Seller shall also be entitled to make copies, at the Seller's expense, of any such documents.

                  11.13 TRANSITION OF LIFE INSURANCE BENEFITS. For a period of 30 days after the Closing Date (or until such time as Buyer's life insurance plan is established for employees of the Business and such employees are transferred to Buyer's life insurance plan, if earlier), employees of the Business will continue to receive life insurance benefits from the Seller consistent with current practice. Buyer shall reimburse Seller at Seller's cost for all of Seller's actual expenditures with respect to the provision of life insurance benefits to such transferred employees.

                  11.14 CONFIDENTIALITY. The Buyer shall not use (except as required by law or applicable regulation and then the Buyer shall use reasonable efforts to permit the Seller an opportunity to review and comment on any such disclosure prior to dissemination), and shall cause its officers not to use, in any way whatsoever, any confidential information it has obtained from the Seller pertaining to the non-hosiery business of the Seller ("Confidential Information"). The Buyer shall keep confidential and shall not disclose, and shall cause its officers to keep confidential and not disclose, any Confidential Information. The term "Confidential Information" will not include information which is or becomes publicly available other than as a result of disclosure by the Buyer or its officers.

         12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE SELLER. Notwithstanding any right of the Buyer fully to investigate the affairs of the Seller and the Business and the Assets and notwithstanding any knowledge of facts determined or determinable by the Buyer pursuant to such investigation or right of investigation, the Buyer shall have the right to rely fully upon the representations, warranties, covenants and agreements of the Seller contained in this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder, except that:

                           (a) the representations and warranties of Seller
contained in Sections 4.17, 4.18 and 4.19 shall not survive the Closing Date;

                           (b) any theretofore unasserted General Claim (as
defined in this Section 12) shall expire on the close of business on the day that is the second anniversary of the Closing Date;

                           (c) any theretofore unasserted Tax/Benefits Claim (as
defined in this Section 12) shall expire when the applicable period under the statute of limitations therefor has expired; and

                           (d) any theretofore unasserted Covenant Claim (as
defined in this Section 12) and Environmental Claim (as defined in this Section
12) shall expire on the close of business on the day that is the sixth anniversary of the Closing Date.

                           As used in this Agreement, the following terms have
the following meanings:

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

                                    (i) "GENERAL CLAIM" means any claim arising
out of or otherwise in respect of any inaccuracy in or any breach of any representation or warranty of the Seller contained in this Agreement or any certificates or schedules delivered by the Seller pursuant hereto; provided that the term General Claim shall not mean or include any Environmental Claim or Tax/ Benefits Claim;

                                    (ii) "ENVIRONMENTAL CLAIM" means any claim
made pursuant to Section 14;

                                    (iii) "TAX/BENEFITS CLAIM" means any claim
arising out of or otherwise in respect of any inaccuracy in or any breach of any representation or warranty of the Seller contained in this Agreement related to Taxes or any Benefit Plan; and

                                    (iv) "COVENANT CLAIM" means any claim
arising out of or otherwise in respect of any breach of any covenant or agreement of the Seller or the Buyer, as the case may be, contained in this Agreement or any agreement contemplated hereby; provided that the term "Covenant Claim" shall not mean or include any Environmental Claim.

         13. INDEMNIFICATION.

                  13.1 OBLIGATION OF THE SELLER TO INDEMNIFY. Subject to the limitations contained in Section 15, the Seller shall indemnify, defend and hold harmless the Buyer, its directors, officers, employees, affiliates and assigns (collectively, the "BUYER INDEMNIFIED PARTIES") and the Business from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties, amounts paid in settlement and reasonable attorneys' fees and disbursements) (collectively, "LOSSES") based upon, arising out of or otherwise in respect of:

                           (a) any inaccuracy in or any breach of any
representation, warranty, covenant or agreement of the Seller contained in this Agreement or any certificates or schedules delivered by the Seller pursuant hereto or any facts or circumstances constituting such an inaccuracy or breach;

                           (b) any liability or obligation of, or claim against,
the Seller or any affiliate thereof (excluding the Assumed Liabilities) whether or not such liability or obligation was known at the Closing;

                           (c) any liability or obligation of, or claim against,
the Seller, any of its Affiliates or all or any portion of the Business or any of the Assets (other than the Assumed Liabilities) (i) relating to any period on or prior to the Closing Date or (ii) arising out of any facts or circumstances existing at or prior to the Closing Date whether or not such liability or obligation was known at the time of Closing;

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

                           (d) any failure to comply with any "bulk sales" laws
applicable to the transactions contemplated hereby except to the extent that claims relate to Assumed Liability;

                           (e) any Excluded Liability;

                           (f) enforcing Buyer's rights under this Agreement
(including this Article 13 thereof).

                  13.2 OBLIGATION OF THE BUYER TO INDEMNIFY.

                           (a) The Seller shall be entitled to rely fully upon
the representations, warranties, covenants and agreements of the Buyer contained in this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder.

                           (b) The Buyer shall indemnify, defend and hold
harmless the Seller, its shareholders, directors and officers, from and against any Losses based upon, arising out of or otherwise in respect of (i) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Buyer contained in this Agreement or any certificate delivered by the Buyer pursuant hereto or any facts or circumstances constituting such an inaccuracy or breach or (ii) any Assumed Liability or (iii) enforcing Seller's rights under this Agreement.

                  13.3 NOTICE TO INDEMNIFYING PARTY. If either the Buyer, on the one hand, or the Seller, on the other, as the case may be (the "Indemnitee"), has a claim or potential claim or receives notice of any claim or potential claim or the commencement of any action or proceeding that could give rise to an obligation on the part of the Seller, on the one hand, or the Buyer, on the other, as the case may be, to provide indemnification (the "INDEMNIFYING PARTY") pursuant to Section 13.1 or 13.2, the Indemnitee shall give the Indemnifying Party reasonable notice thereof. The omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that the Indemnifying Party is actually prejudiced thereby. The Indemnifying Party may elect to compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnitee. If the Indemnifying Party elects to compromise or defend such asserted liability, it shall within 30 days (or sooner, if the nature of the asserted liability so requires) notify the Indemnitee of its intent to do so and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, any such asserted liability. If the Indemnifying Party elects not to compromise or defend such asserted liability, or fails to notify the Indemnitee of its election as herein provided, the Indemnitee may, at the Indemnifying Party's expense, pay, compromise or defend such asserted liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the objection of the other; provided, however, that if the settlement or compromise does not

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

result in any liability to the Indemnified Party or otherwise adversely affect the Indemnified Party, consent to such settlement or compromise shall not be unreasonably withheld. In any event, the Indemnitee and the Indemnifying Party may each participate, at its own expense, in the defense of such asserted liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. Notwithstanding the foregoing, the Indemnitee shall have the right to employ separate counsel at the Indemnifying Party's expense and to control its own defense of such asserted liability if (a) there are or may be legal defenses available to such Indemnitee or to other Indemnitees that are different from or additional to those available to the Indemnifying Party or (b) in the reasonable opinion of counsel to such Indemnitee, a conflict or potential conflict exists between the Indemnifying Party and such Indemnitee that would make such separate representation advisable.

         14. INDEMNIFICATION BY THE SELLER FOR ENVIRONMENTAL ACTIONS AND ENVIRONMENTAL COMPLIANCE COSTS.

                  14.1 OBLIGATION OF THE SELLER TO INDEMNIFY.

                           (a) The Seller shall indemnify, defend and hold
harmless the Buyer Indemnified Parties and the Business from and against (i) any and all Environmental Actions based upon, arising out of or otherwise in respect of (A) any Release of Hazardous Substances on or prior to the Closing Date or the ownership or operation of the Business or of the Assets on or prior to the Closing Date, (B) any inaccuracy in or breach of any representation, warranty, covenant or agreement of the Seller contained in this Agreement or in any certificate, schedule, instrument or other document prepared by or on behalf of the Seller and delivered pursuant hereto relating to Environmental Laws or (C) any and all obligations, debts or liabilities of the Seller (other than Assumed Liabilities) relating to Environmental Laws and (ii) any and all Losses based upon, arising out of or otherwise in respect of any such Environmental Action (not including diminution in value of any real property).

                           (b) The Seller shall indemnify, defend and hold
harmless the Buyer Indemnified Parties and the Business from and against any and all Environmental Compliance Costs based upon, arising out of or otherwise in respect of (i) the condition of the Environment on or prior to the Closing Date on, at or under any real property owned, leased, operated or used by the Seller in connection with the Business, (ii) the Seller's ownership or operation of the Business or the Assets on or prior to the Closing Date, (iii) the condition of the Assets on or prior to the Closing Date, (iv) any inaccuracy in or breach of any representation, warranty, covenant or agreement of the Seller contained in this Agreement or in any certificate, schedule, instrument or other document prepared by or on behalf of the Seller and delivered pursuant hereto relating to Environmental Laws and (v) any and all obligations, debts or liabilities of the Seller (other than Assumed Liabilities) relating to Environmental Laws.

                           (c) This Section 14 shall be the Buyer Indemnified
Parties' and the Business's sole source of indemnification or other remedy pursuant to this Agreement with respect to Losses arising pursuant to Environmental Laws or principles of common law relating to pollution, protection of the Environment or health and safety (with respect to health and safety, to the extent relating to the presence of Hazardous Substances or the exposure of the individuals to Hazardous Substances).

                  14.2 PROCEDURE FOR INDEMNIFICATION FOR ENVIRONMENTAL LIABILITIES. Claims for indemnification pursuant to this Section 14 shall be subject to the procedural provisions of Section 13.3; provided, however, that the Indemnitee shall have the exclusive right to manage and control all actions resulting in Environmental Compliance Costs with respect to which the Indemnitee has made a claim for indemnification pursuant to Section 14.1(b). The Indemnitee shall keep the Indemnifying Party fully informed of the progress of such actions. The Indemnifying Party shall be obligated to indemnify the Indemnitee for all Environmental Compliance Costs resulting from such actions but only to the extent that such Environmental Compliance Costs are incurred or undertaken in the manner in which a reasonable and prudent person to whom no indemnity was available would incur or undertake such Environmental Compliance Costs, avoiding any material disruption of the Business, taking into account the nature of the Business and the condition of and the operations of the Assets, as well as methods commonly used to minimize environmental liabilities, which include but are not limited to passive remediation to resolve certain releases of Hazardous Substances, regulatory variances, so-called "brownfields" legislation, policies or programs (such as North Carolina's Brownfield Property Reuse Act, 1997 N.C. Sess. Laws 97-0357), and available defenses to regulatory enforcement, provided, however, that it is acknowledged and agreed that such a reasonable and prudent person would in any event comply with at least the minimum requirements of Environmental Laws, and provided, further, that such a reasonable and prudent person shall be assumed to have considered in its evaluation of the appropriate action the possible future costs of leaving Hazardous Substances in the environment, including possible future remedial obligations, diminished property values, limits on the expansion of operations, and personal injury and property damage claims by third parties arising out of the presence of the Hazardous Substances.

         15. LIMITATION ON INDEMNIFICATION. The indemnification provided for in Articles 13 and 14 shall be subject to the following limitations:

                  (a) The Seller shall not be obligated to make any payment for indemnification pursuant to Section 13.1 in respect of any General Claim (except those based upon, arising out of or otherwise in respect of Sections 4.1, 4.2, 4.11, 4.20, 5.3.1 and 6.3.1 (the "BASKET EXCLUSIONS")) until the aggregate amount of such payments, exclusive of those in respect of the Basket Exclusions, exceeds $250,000 (the "BASKET AMOUNT"), whereupon the Seller shall be obligated to pay all such amounts for indemnification in excess of the Basket Amount; provided, however, that solely for determining whether the amount of the Seller's indemnification obligations exceed $250,000 in the aggregate, a breach of the Seller's representations or warranties shall be determined without regard to any limitation or qualification as to materiality set forth in such representation or warranty.

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

                  (b) The Buyer shall be entitled to receive any indemnification payments in respect of the Basket Exclusions without regard to the individual or aggregate amounts thereof and without regard to whether the aggregate of all other indemnification payments shall have exceeded, in the aggregate, the Basket Amount.

                  (c) The Seller's maximum liability for indemnification payment under Article 13 shall be $6,000,000.

                  (d) In the event that the Indemnifying Party is obligated to indemnify the Indemnified Party pursuant to this Article 13 or Article 14, the Loss shall be reduced by the amount actually received by the Indemnified Party from its insurance carriers.

                  (e) From and after the Closing Date, the remedies provided in
Section 11.10, Section 17.13 and Articles 13 and 14 of this Agreement shall be exclusive and neither party shall be entitled to any other remedy at law or in equity.

                  (f) No fact, circumstance or omission shall constitute a breach of any representation, warranty, covenant or agreement of the Seller contained in this Agreement or any certificates or schedules delivered by the Seller pursuant hereto if Brian F. Slagle, Glenn "Buzz" Floyd or Wiley L. Brown has or had actual knowledge thereof on or prior to the date of this Agreement.

                  (g) To the extent that any fact, circumstance or omission would constitute a breach hereunder and would also constitute or have constituted a breach if timely asserted under the Asset Purchase Agreement dated as of March 13, 1998 by and between the Seller and Glendale (the "ORIGINAL AGREEMENT"), then the Buyer's sole remedy under this Agreement shall be an assignment of the Seller's rights under the Original Agreement.

         16.      TERMINATION OF AGREEMENT.

                  (a) This Agreement may be terminated prior to the Closing as follows:

                           (i) at the election of the Seller, if any one or more
of the conditions set forth in Section 10 has not been fulfilled as of April 30, 1999; provided, however, that there shall be a 30-day extension for any outstanding consents from third parties required to be received hereunder.

                           (ii) at the election of the Buyer, if any one or more
of the conditions set forth in Section 9 has not been fulfilled as of April 30, 1999; provided, however, that there shall be a 30-day extension for any outstanding consents from third parties required to be received hereunder.

                           (iii) at the election of the Seller or the Buyer, if
the Closing does not occur on or before April 30, 1999; provided, however, that there shall be a 30-day extension for any outstanding consents from third parties required to be received hereunder.

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

                           (iv) at any time on or prior to the Closing Date, by
mutual written consent of the Seller and the Buyer;

                           (v) at the election of the Seller, if there has been
a material breach of any representation, warranty, covenant or agreement on the part of the Buyer contained in this Agreement, which breach has not been cured within fifteen (15) Business Days of notice to Buyer of such breach;

                           (vi) at the election of the Buyer, if there has been
a material breach of any representation, warranty, covenant or agreement on the part of the Seller contained in this Agreement, which breach has not been cured within fifteen (15) Business Days notice to the Seller of such breach; or

                           (vii) at the election of the Buyer, if permission to
take ground water and/or soil samples is denied by the Seller under Section 8.6(b), within five business days of such denial.

                  (b) If this Agreement so terminates, it shall become null and void and have no further force or effect, except that any such termination shall be without prejudice to the rights of any party on account of the nonsatisfaction of the conditions set forth in Sections 9 and 10 resulting from the intentional or willful breach or violation of the representations, warranties, covenants or agreements of another party under this Agreement. Notwithstanding anything in this Agreement to the contrary, Sections 11.2, 11.3, 16(c) and 17.2 shall survive any termination of this Agreement.

                  (c) If this Agreement is terminated the Buyer and Seller agree that for a period of one year following such termination each will not, directly or indirectly, offer employment to any officer or employee of the other unless such officer or employee has, without any solicitation or encouragement by the other, already terminated his or her employment.

         17.      MISCELLANEOUS.

                  17.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:

                  (a) "AFFILIATE," with respect to any person, means and includes any other person controlling, controlled by or under common control with such person.

                  (b) "BANK CREDIT AGREEMENTS" means the Loan and Security Agreement, dated as of March 24, 1998, between the Seller, the lenders party thereto from time to time (the Lenders), NationsBank, N.A. (the Agent), NationsBanc Montgomery Securities LLC (the Syndication Agent and Arranger) and Bank America Business Credit, Inc. (the Documentation Agent) and the Loan and Security Agreement, dated as of March 24, 1998, between the Seller, the lenders party thereto from time to time (the Lenders) and

NationsBank, N.A. (the Collateral Agent).

                  (c) "CONTRACTS AND OTHER AGREEMENTS" means and includes all contracts, agreements, understandings, indentures, notes, bonds, loans, instruments, leases, mortgages, franchises, licenses, commitments or binding arrangements, express or implied.

                  (d) "DOCUMENT OR OTHER PAPER" means and includes any document, agreement, instrument, certificate, notice, consent, affidavit, letter, telegram, telex, statement, computer disk, microfiche or other document in electronic format, schedule (including any schedule to this Agreement), exhibit (including any Exhibit to this Agreement) or any other paper whatsoever.

                  (e) "ENVIRONMENT" means navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures, man-made buildings and structures, and plant and animal life on earth.

                  (f) "ENVIRONMENTAL ACTION" means any notification, whether direct or indirect, formal or informal, written or oral, pursuant to Environmental Laws or principles of common law relating to pollution, protection of the Environment or health and safety (with respect to health and safety, to the extent relating to the presence of Hazardous Substances or the exposure of individuals to Hazardous Substances), that the ownership or operation of the Business or any of the Assets, or any by-product thereof, or any of the current or past operations of the Seller, or any by-product thereof, or any of the property currently or formerly owned, leased or operated by the Seller, during such ownership, lease, or operation, or the operations or property of any predecessor of the Seller, during such ownership, lease or operation is, or may be implicated in, or subject to any proceeding, action, investigation, claim, lawsuit, order, agreement or evaluation by any governmental authority or any other person.

                  (g) "ENVIRONMENTAL COMPLIANCE COSTS" means any expenditures, costs, assessments or expenses (including, without limitation, any expenditures, costs, assessments or expenses in connection with the conduct of any Remedial Action, as well as reasonable fees, charges, disbursements and expenses of attorneys, experts, personnel and consultants), whether direct or indirect, necessary to cause the Business or any of the Assets to be in compliance with any and all requirements, as in effect at the Closing Date and with respect to which the Buyer reasonably believes the Business or any of the Assets are obligated to comply, of Environmental Laws, principles of common law concerning pollution, protection of the Environment or health and safety (with respect to health and safety, to the extent relating to the presence of Hazardous Substances or the exposure of individuals to Hazardous Substances), or Permits issued pursuant to Environmental Laws; provided, however, that Environmental Compliance Costs do not include expenditures, costs, assessments or expenses necessary in connection with normal maintenance of the Business or any of the Assets or the replacement of equipment in the normal course of events due to ordinary wear and tear.

                  (h) "ENVIRONMENTAL LAWS" means all laws, ordinances, regulations, codes, orders, judgments, injunctions, awards or decrees relating to pollution, protection of the Environment, public or worker health and safety (with respect to health and safety to the extent relating to the presence of Hazardous Substances or the exposure of individuals to Hazardous Substances), or the emission, discharge, release or threatened release of Hazardous Substances into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq., the Clean Air Act, 42 U.S.C. ss. 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss. 136 et seq., the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq., the Asbestos Hazard Emergency Response Act, 15 U.S.C. ss. 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. ss. 300f et seq., the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq., and analogous state acts.

                  (i) "GAAP" means generally accepted accounting principles then in effect, consistently applied.

                  (j) "HAZARDOUS SUBSTANCE" means any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or waste, petroleum or petroleum-derived substance or waste, radioactive substance or waste, or any constituent of any such substance or waste, or any other substance regulated under or defined by any Environmental Law.

                  (k) "LIEN" means any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, or any other encumbrance, restriction or limitation whatsoever.

                  (l) "PERSON" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

                  (m) "PROPERTY" means real, personal or mixed property, tangible or intangible.

                  (n) "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor Environment or into, through or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, ground water or property.

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

                  (o) "REMEDIAL ACTION" means all actions, whether voluntary or involuntary, reasonably necessary to comply with Environmental Laws to (i) clean up, remove, treat, cover or in any other way adjust Hazardous Substances in the indoor or outdoor Environment, (ii) prevent or control the Release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the Environment or (iii) perform such remedial studies, investigations, restoration and post- remedial studies, investigations and monitoring as may be required by applicable Environmental Laws.

                  (p) "SELLER'S KNOWLEDGE" means the personal knowledge of Jim
D. Waller or Richard Thrush after due inquiry. "DUE INQUIRY" means conducting an appropriate review with suitable employees, consultants and advisors who are reasonably likely to have knowledge of the subject matter.

                  17.2 PUBLICITY. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued without advance approval of the form and substance thereof by the Seller and the Buyer; provided, however, that the parties hereto may, on a confidential basis, advise their respective affiliates, employees, customers, suppliers, agents, accountants, attorneys and prospective financing sources with respect to the contents of this Agreement and the transactions contemplated hereby.

                  17.3 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or overnight courier, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, sent by facsimile or telexed with confirmed answerback or on the next business day when given by overnight courier, as follows:

                  (a)    if to the Seller, to it at:

                         Ithaca Industries, Inc.
                         Highway 268 W.
                         P.O. Box 620
                         Wilkesboro, NC 28697
                         Attention: Jim D. Waller
                         Facsimile: (336) 667-2407

                         with a copy to:

                         Paul, Weiss, Rifkind, Wharton & Garrison
                         1285 Avenue of the Americas
                         New York, New York 10019-6064
                         Attention: Carl L. Reisner, Esq.
                         Facsimile: (212) 757-3990

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

                  (b)    if to the Buyer, to it at:

                         Glendale Group, Ltd.
                         1200 East 3rd Street
                         Siler City, NC 27344
                         Attention: Brian F. Slagle
                         Facsimile: (919) 663-2649

                         with a copy to:

                         Kennedy Covington Lobdell & Hickman, L.L.P.
                         Bank of America Corporate Center
                         Suite 4200
                         100 North Tryon Street
                         Charlotte, NC 28202-4006
                         Attention: Clarence W. Walker, Esq.
                         Facsimile: (704) 331-7598

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

                  17.4 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated hereby contain the entire agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements, written or oral, with respect thereto.

                  17.5 WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the Seller and the Buyer or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

                  17.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina applicable to agreements made

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

and to be performed entirely within such State, without regard to the choice of law principles thereof.

                  17.7 BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and legal representatives. This Agreement is not assignable except
(i) by operation of law, (ii) that the Buyer may assign any or all of its rights to any subsidiary, to any successor to all or substantially all of its business or assets or to any bank or other person that may provide financing for the transactions contemplated by this Agreement (including but not limited to First Union National Bank or any of its successors), and (iii) the Seller may assign any or all of its rights to NationsBank, N.A. or to any successor of NationsBank, N.A. under the Bank Credit Agreements and any amendments thereto.

                  17.8 VARIATIONS IN PRONOUNS. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

                  17.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  17.10 EXHIBITS AND SCHEDULES. The Exhibits and Schedules to this Agreement (but not documents incorporated by reference to such Exhibits and Schedules that are not separately attached hereto as Exhibits or Schedules) are a part of this Agreement as if set forth in full herein. All references herein to Sections, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

                  17.11 HEADINGS. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  17.12 NO THIRD PARTY RIGHTS. Except as otherwise specifically provided in Sections 13 and 14, nothing in this Agreement, expressed or implied, is intended to confer on any person not a party hereto any rights or remedies by reason of this Agreement.

                  17.13 SPECIFIC PERFORMANCE. The Seller and the Buyer each acknowledge that the Buyer would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms and therefore agree that the Buyer shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled at law or in equity.

                            [SIGNATURE PAGE FOLLOWS]

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

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                             ITHACA INDUSTRIES, INC.

                                             By: /s/ Richard P. Thrush
                                                 ---------------------
                                                 Name:  Richard P. Thrush
                                                 Title: Senior Vice President


                                             GLENDALE GROUP, LTD.

                                             By: /s/ Brian F. Slagle
                                                 -------------------
                                                 Name:  Brian F. Slagle
                                                 Title: President